SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant  |X|

         Filed by a party other than the registrant  |_|

         Check the appropriate box:
         |X|      Preliminary proxy statement
         |_|      Definitive proxy statement
         |_|      Definitive additional materials
         |_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

         |_|      Confidential, for Use of the
                  Commission Only (as permitted
                  by Rule 14a-6(e)(2))

                           DIMENSIONAL MEDICINE, INC.
                (Name of Registrant as Specified in Its Charter)


                           DIMENSIONAL MEDICINE, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(i)(2) or Items 22(a)(2) of Schedule A.
         |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                           Common Stock, $.15 par value

                  (2) Aggregate number of securities to which transactions applies:

                           32,533,460 shares of Common Stock

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                           an aggregate $355,000, or approximately $.013 per share, is to be paid for the 27,653,441 shares of common stock held by the registrant's majority shareholder; $.040 per share, or approximately $195,000, is to be paid for the remaining 4,880,019 shares of the registrant's common stock.

                  (4) Proposed maximum aggregate value of transaction: an aggregate $550,000

                  (5)      Total fee paid:    $110

         |_|      Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount previously paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing party:
                  (4)      Date filed:



                                                               L&V DRAFT 2/12/96
                           DIMENSIONAL MEDICINE, INC.
                              10901 BREN ROAD EAST
                              MINNETONKA, MN 55343


Dear Shareholder:                                            _____________, 1996

         You are cordially invited to attend a Special Meeting of Shareholders of Dimensional Medicine, Inc. (the "Company"), which will be held on ____________, 1996 at a.m./ p.m., Central Standard Time, at the offices of the Company at 10901 Bren Road East, Minnetonka, Minnesota.

         The purpose of the Special Meeting is to consider and vote upon approval of a Merger Agreement, dated as of February 5, 1996 (the "Merger Agreement"), by and among the Company, Dynamic Healthcare Technologies, Inc. ("DHT"), DMI Acquisition Corp., a wholly owned subsidiary of DHT("Newco") and National Computer Systems, Inc., the Company's principal shareholder ("NCS"), pursuant to which the Company will be merged with and into Newco (the "Merger"). If the Merger is approved and is consummated, the Company will cease to exist and the holders of the Company's common stock will receive an aggregate $550,000, of which NCS, the holder of approximately 85% of the Company's outstanding common stock, will be entitled to receive $355,000 or approximately $.013 in exchange for each share of the Company's common stock, and the remaining holders of the Company's common stock (the "Minority Shareholders") will become entitled to receive in exchange for each share of Company common stock they hold a cash payment of $.040, or approximately $195,000 in the aggregate.

         Enclosed is a Proxy Statement which describes the proposed Merger and contains financial and other information relating to the Merger. You are urged to read the Proxy Statement carefully.

         The Board of Directors of the Company has concluded that the Merger is in the best interests of the Company's shareholders and unanimously recommends that you vote FOR the proposed Merger. NCS, which owns approximately 85% of the outstanding shares of the common stock of the Company has, pursuant to the Merger Agreement, agreed to vote all shares of such common stock held by it in favor of the approval of the Merger (unless such vote would cause NCS to breach its fiduciary duties under applicable law). NCS has indicated it intends to vote in favor of the Merger, and, if NCS votes in such manner, approval of the Merger is assured. In connection with the Company's approval of the Merger Agreement the Board received the opinion of John G. Kinnard & Company, Incorporated that both the aggregate consideration of $550,000 cash to be received for all outstanding shares of common stock of the Company and the $.040 per share cash to be received by the Minority Shareholders in connection with the Merger are fair to the Minority Shareholders from a financial point of view.

         We hope you will be able to attend the Special Meeting. Whether or not you plan to attend, we urge you to complete, sign, date and return the accompanying proxy in the enclosed business reply envelope to make certain that your shares will be represented at the Special Meeting.

         Promptly after the Merger, a Letter of Transmittal will be mailed to all shareholders of record to use in surrendering their Company stock certificates. Please retain your stock certificate until you receive a Letter of Transmittal which will include instructions as to the procedure to be used in sending your certificates.

                                                         Sincerely,

                                                         John P. Paumen
                                                         Chairman, President and
                                                         Chief Executive Officer

                           DIMENSIONAL MEDICINE, INC.
                              10901 BREN ROAD EAST
                              MINNETONKA, MN 55343


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD __________, 1996

                          ----------------------------

         Notice is hereby given that a Special Meeting of Shareholders of Dimensional Medicine, Inc. (the "Company") will be held on ___________, _______, 1996 at ____ a.m./p.m. Central Standard Time at the offices of the Company at 10901 Bren Road East, Minnetonka, Minnesota, for the following purposes:

                  1. To approve the Merger Agreement, dated as of February 5, 1996 (the "Merger Agreement") by and among the Company, Dynamic Healthcare Technologies, Inc. ("DHT"), DMI Acquisition Corp., a wholly owned subsidiary of DHT ("Newco") and National Computer Systems, Inc., the Company's principal shareholder ("NCS"), pursuant to which the Company will be merged with and into Newco (the "Merger"). Upon consummation of the Merger, shares of the Company's common stock, par value $.15 per share ("Common Stock") held by the Company's shareholders will be converted into the right to receive an aggregate $550,000 in cash, of which an aggregate $355,000, or approximately $.013 per share, will be paid to NCS, and approximately $195,000, or $.040 per share, will be paid to the Minority Shareholders and the Company will cease to exist.

                  2. To transact such other business as may be properly brought before the Special Meeting.

         Only holders of record of shares of Company Common Stock outstanding at the close of business on __________, 1996 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or adjournments thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing such proxy by filing with the Secretary of the Company a written notice of revocation, by a duly executed proxy bearing a later date or by voting in person at the Special Meeting.

         NCS, which owns approximately 85% of the outstanding shares of the Common Stock has, pursuant to the Merger Agreement, agreed to vote all shares of Common Stock held by it in favor of the approval of the Merger (unless such vote would cause NCS to breach its fiduciary duties under applicable law). NCS has indicated it intends to vote in favor of the Merger, and, if NCS votes in such manner, approval of the Merger is assured.

         Company shareholders have certain rights to dissent from the Merger and to obtain payment for their shares pursuant to the provisions of Sections 302A.471 and 302A.473, of the Minnesota Business Corporation Act, copies of which Sections are attached as Appendix C to the accompanying Proxy Statement.

                                         By Order of the Board of Directors

                                         John P. Paumen, Chairman, President and
                                         Chief Executive Officer
Minnetonka, Minnesota
_________, 1996

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                           DIMENSIONAL MEDICINE, INC.
                              10901 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343
                              --------------------

                                 PROXY STATEMENT
                              --------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of Dimensional Medicine, Inc., a Minnesota corporation ("DMI" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders of the Company to be held at __________ a.m./p.m., Central Standard Time , on ____________________, 1996,
at the offices of the Company at 10901 Bren Road East, Minnetonka, Minnesota 55343, and at any adjournments or postponements thereof (the "Special Meeting"). The Special Meeting is being held for the purpose of voting upon the approval of a Merger Agreement (the "Merger Agreement") providing for a merger transaction (the "Merger") pursuant to which Newco will acquire the Company. The Merger Agreement is attached to this Proxy Statement as Appendix A.

         NCS, which owns approximately 85% of the outstanding shares of the Common Stock has, pursuant to the Merger Agreement, agreed to vote all shares of Common Stock held by it in favor of the approval of the Merger (unless such vote would cause NCS to breach its fiduciary duties under applicable law). NCS has indicated it intends to vote in favor of the Merger, and, if NCS votes in such manner, approval of the Merger is assured.

         The Company's directors and officers may solicit proxies from shareholders by telephone or in person. Directors and officers will not receive additional compensation for aiding in the solicitation. The cost of the solicitation of proxies, if any, will be borne by the Company.

         The close of business on __________, 1996 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. On the Record Date there were outstanding and entitled to vote 32,533,460 shares of DMI Common Stock. Each share of Common Stock is entitled to one vote at the Special Meeting. The shares of Common Stock shall continue to be transferable until the effective time of the Merger.

         All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any properly executed proxy which does not specify to the contrary will be voted in favor of the approval of the Merger Agreement described herein. A shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed later-dated proxy, or by attending the Special Meeting and voting in person.

         The date of this Proxy Statement and the approximate date it will first be mailed to shareholders is ____________________, 1996.


         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DIMENSIONAL MEDICINE, INC. OR DYNAMIC HEALTHCARE TECHNOLOGIES, INC., OR THEIR RESPECTIVE MANAGEMENTS OR AFFILIATES. EXCEPT AS OTHERWISE EXPRESSLY INDICATED, ALL INFORMATION IS GIVEN AS OF THE DATE OF THIS PROXY STATEMENT.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Room 1400, Seven World Trade Center, 12th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 Madison Street, Chicago, Illinois 60604. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Annual Report on Form 10-K to Shareholders of the Company for the fiscal year ended March 31, 1995 and the Company's Form 10-Q Quarterly Report for the quarter ended December 31, 1995 accompany this Proxy Statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Documents relating to the Company (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request to Mark D. Holman, Chief Financial Officer, 10901 Bren Road East, Minnetonka, Minnesota 55343, telephone number
(612) 938-8280. In order to ensure timely delivery of the documents, any request for documents from the Company should be made by _____________, 1996.

         The following Company documents which have been filed by the Company with the Commission are hereby incorporated by reference in this Proxy
Statement: (i) Annual Report on Form 10-K for the year ended March 31, 1995 and
(ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended July 30, 1995, September 30, 1995 and December 31, 1995.

         All documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and before the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The information relating to the Company appearing in this Proxy Statement does not purport to be comprehensive and should be read together with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

         ALL INFORMATION HEREIN REGARDING THE COMPANY AND ITS AFFILIATES HAS BEEN FURNISHED BY THE COMPANY AND ALL INFORMATION IN THIS PROXY STATEMENT REGARDING DHT AND ITS AFFILIATES HAS BEEN FURNISHED BY DHT. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR NEWCO. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES, IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFER MAY NOT LAWFULLY BE MADE.


                           DIMENSIONAL MEDICINE, INC.
                                 PROXY STATEMENT
                                TABLE OF CONTENTS
                                                                                    PAGE

INTRODUCTION.........................................................................1
AVAILABLE INFORMATION................................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................2
TABLE OF CONTENTS....................................................................4
SUMMARY..............................................................................5
GENERAL INFORMATION..................................................................9
         Purpose of the Special Meeting..............................................9
         Votes Required and Ownership................................................9
THE MERGER..........................................................................10
         Background of the Merger...................................................10
         Basis and Reasons for the Merger; Recommendation...........................13
         Terms of the Merger Agreement..............................................14
         Opinion of Investment Banker ..............................................16
         Interests of Certain Persons in the Merger and Related Transactions........19
         Employee Benefit Plans; Employment Agreements..............................19
         Surrender of Stock Certificates............................................20
         Deregistration of Company Common Stock.....................................20
         Source of Funds............................................................20
         Certain Federal Income Tax Consequences....................................21
         Appraisal Rights...........................................................21
BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT.......................25
PRICE RANGE OF COMMON STOCK, TRADING VOLUME AND DIVIDENDS...........................26
CAPITALIZATION......................................................................27
BUSINESS OF THE COMPANY.............................................................27
SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION.................................28
DESCRIPTION OF CAPITAL STOCK........................................................28
BUSINESS OF DHT.....................................................................28
EXPERTS.............................................................................28
SHAREHOLDER PROPOSALS...............................................................29
APPENDIX A - MERGER AGREEMENT .....................................................A-1
APPENDIX B - OPINION OF JOHN G. KINNARD & COMPANY, INCORPORATED....................B-1
APPENDIX C - TEXT OF MINNESOTA STATUTES SECTIONS...................................C-1
         302A.471.  Rights of dissenting shareholders..............................C-1
         302A.473.  Procedures for asserting dissenters' rights....................C-2



                                     SUMMARY


         The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This Summary does not contain a complete statement of such information or of all material features of the proposed Merger and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein and in the appendices hereto. Capitalized terms used and not defined in the following summary have the meaning set forth under "Introduction" above.

SPECIAL MEETING

         A special meeting of shareholders of the Company will be held at the offices of the Company at 10901 Bren Road East, Minnetonka, Minnesota 55343, on________________, ________________________, 1996, at ______________ a.m./p.m.,
Central Standard Time, to consider and vote upon the proposed Merger.

DESCRIPTION OF MERGER

         Company shareholders will be asked to consider and vote upon the Merger Agreement by and between Newco, the Company and NCS, pursuant to which the Company will be merged with and into Newco. If the Merger is approved and is consummated, the Company will cease to exist and holders of Company Common Stock will receive an aggregate $550,000, of which NCS, the holder of approximately 85% of the Company's outstanding Common Stock, will be entitled to receive $355,000, or approximately $.013 in exchange for each share of Company Common Stock it holds, and the remaining holders of the Company's Common Stock (the "Minority Shareholders") will be entitled to receive $.040 in exchange for each share of Company common stock they hold, or approximately $195,000 in the aggregate. In addition, Newco shall retire existing indebtedness of DMI to NCS represented by a promissory note dated March 31, 1995. Upon consummation of the Merger, holders of Company Common Stock will have no continuing interest in the future of the Company or Newco. See "THE MERGER - Terms of the Merger Agreement."

SHAREHOLDER APPROVAL OF MERGER AGREEMENT

         Under Minnesota law, the affirmative vote of at least a majority of the outstanding shares of DMI Common Stock is required to approve and adopt the Merger Agreement. NCS, which owns approximately 85% of the outstanding shares of the Common Stock has, pursuant to the Merger Agreement, agreed to vote all shares of Common Stock held by it in favor of the approval of the Merger (unless such vote would cause NCS to breach its fiduciary duties under applicable law). NCS has indicated it intends to vote in favor of the Merger, and, if NCS votes in such manner, approval of the Merger is assured. See "GENERAL INFORMATION - Votes Required and Ownership."

RECOMMENDATION OF BOARD OF DIRECTORS

         The Board of Directors of DMI has unanimously approved the Merger Agreement, having determined that the Merger is in the best interests of DMI and its shareholders. Among the factors considered by the Board in approving the Merger and the Merger Agreement and in making its recommendation were the $.040 per share to be paid in cash to the Company's Minority Shareholders and the approximately $.013 per share to be paid in cash to NCS, the other terms of the Merger, the current and anticipated competitive environment and market conditions in the industry, the Board's knowledge of DMI's current and anticipated business, financial condition and results of operations, and the opinion of John G. Kinnard & Company, Incorporated that both the aggregate consideration of $550,000 cash to be received for all outstanding shares of common stock of the Company and the $.040 per share cash to be received by the Minority Shareholders in connection with the Merger are fair to the Minority Shareholders from a financial point of view. See "THE MERGER--Background of the Merger" and "THE MERGER--Basis and Reasons for the Merger; Recommendation."

OPINION OF INVESTMENT BANKER

         DMI's investment banker, John G. Kinnard & Company, Incorporated ("Kinnard") has rendered an opinion to the Board of Directors of DMI that both the aggregate consideration of $550,000 cash to be received for all outstanding shares of common stock of the Company and the $.040 per share cash to be received by the Minority

Shareholders in connection with the Merger are fair to the Minority Shareholders from a financial point of view. See "THE MERGER--Opinion of Investment Banker" and the copy of such opinion annexed hereto as Appendix B.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS

         At December 31, 1995, John P. Paumen, a member of the Board of Directors of DMI, beneficially owned 62,361 shares, or 0.2% of all outstanding Common Stock of the Company, excluding options (all of which have exercise prices in excess of the per share cash consideration to be paid pursuant to the Merger Agreement), and accordingly, has an interest in the Merger. Pursuant to the Merger Agreement, approximately $2,495 will be paid with respect to the shares of Common Stock beneficially owned by Mr. Paumen. Adrienne T. Tietz and Mark D. Holman, the only other directors of the Company, do not beneficially own any shares of Common Stock. However, Ms. Tietz is an executive officer of NCS, the Company's majority shareholder, and Mr. Holman is an employee of NCS who provides the services of Chief Financial Officer to the Company under a contract between the Company and NCS. Pursuant to the Merger Agreement, NCS will receive an aggregate $355,000, or approximately $.013 per share, for its shares of DMI Common Stock. In connection with the Merger, Newco or DHT has agreed to (i) pay to NCS the balance outstanding at the time of Closing under a promissory note between the Company and NCS (estimated to be $602,000), (ii) obtain the release of NCS from its guarantee of the Company's bank indebtedness, (iii) assume guarantees provided by NCS of performance under certain customer service contracts and (iv) obtain releases of NCS from certain customer and bank lease commitments. In the event Newco or DHT is unable to secure the release of NCS from such customer and bank lease commitments, Newco or DHT has agreed to indemnify NCS against any losses relating to such commitments. See "THE MERGER - Interests of Certain Persons in the Merger and Related Transactions" and "BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT."

FINANCING THE MERGER

         The source of funds for the transaction will come from DHT cash resources. See BUSINESS OF DHT."

EFFECTIVE DATE

         The Merger will become effective (the "Effective Date") when approved by the Company's shareholders and upon the filing of documents necessary to consummate the Merger with the Minnesota Secretary of State and the Florida Secretary of State. The Effective Date is expected to be at 11:59 p.m., Central Standard Time, on ____________________, 1996. Until the Effective Date, Company shareholders will retain their equity interest in the Company and shares of Common Stock shall continue to be transferable. At the Effective Date each outstanding share of Common Stock held by Minority Shareholders, except those shares held by shareholders who validly perfect appraisal rights, will be converted into the right to receive $.040 in cash, without interest. At the Effective Date, each outstanding share of Common Stock held by NCS will be converted into the right to receive approximately $.013 in cash, or $355,000 in the aggregate, without interest. See "THE MERGER - Terms of the Merger Agreement
- Effective Date."

PAYMENT FOR SHARES; PAYING AGENT

         Upon consummation of the Merger, Norwest Bank Minnesota, N.A. (the "Paying Agent") will promptly distribute to each shareholder a Letter of Transmittal and instructions for delivering their stock certificates to the Paying Agent. Promptly after receipt of a properly executed Letter of Transmittal, together with such holder's stock certificates, the Paying Agent will distribute to each shareholder an amount of cash to which such holder is entitled under the Merger Agreement. See "THE MERGER-- Surrender of Stock Certificates."

CONDITIONS TO CONSUMMATION OF MERGER; REGULATORY APPROVALS

         The obligations of the Company and Newco are each subject to the satisfaction of certain conditions customary in transactions of this nature. Upon successful satisfaction of all conditions, the Company and Newco will file appropriate articles of merger with the respective Secretary of State in the States of Minnesota and Florida. See "THE MERGER - Terms of the Merger Agreement -- Termination Rights; Conditions to the Merger."

RIGHTS OF DISSENTING SHAREHOLDERS

         Company shareholders have the right to dissent from the Merger and, subject to certain conditions provided for under Minnesota law, are entitled to receive payment of the "fair value" of their Common Stock (herein "Appraisal Rights"). Shareholders will be bound by the terms of the Merger unless they dissent by complying with all of the requirements of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act. Shareholders wishing to dissent from the Merger must file with the Company, prior to the vote at the Special Meeting, a written notice of any intention to demand the payment of fair compensation for such shareholders' shares of Common Stock if the Merger is effectuated, and such dissenting shareholders must not vote their shares in favor of the Merger. Shareholders who fail to file such notice or vote in favor of the Merger will be bound by the terms of the Merger. See "THE MERGER - Appraisal Rights," Appendix C which is the full text of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act.

FEDERAL INCOME TAX CONSEQUENCES OF MERGER

         Cash paid to Company shareholders pursuant to the Merger or pursuant to the exercise of Appraisal Rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Shareholders are urged to consult their own tax advisors. See "THE MERGER Certain Federal Income Tax Consequences."

BUSINESS OF THE COMPANY PENDING MERGER

         The Company has agreed, pending consummation of the Merger, to conduct its business in the ordinary course consistent with past practice and will use its best efforts to maintain and preserve intact its business organization and business relationships and to keep available the services of its present officers and employees. The Company has also agreed to provide reasonable access to its offices, properties, books and records to representatives of Newco in connection with their evaluation of the business, assets and financial condition and prospects of DMI. See "THE MERGER - Terms of the Merger Agreement - Business of the Company Pending the Merger."

PRICE RANGE OF DMI COMMON STOCK

         The Common Stock has been traded under the symbol "DIMM" in the over-the-counter market since January 31, 1991. The price of the Common Stock has ranged from $.01 to $.12 per share since January, 1995. On December 7, 1995, the day immediately prior to the public announcement of the agreement between DMI and Newco for the Merger, the closing sale price per share for the Common Stock was $.03. The Board believes, based on the very small volume of trading in the DMI Common Stock, that the historical trading prices are not representative of the selling prices which could be expected for the sale of a large number of shares of DMI Common Stock and expects that the anticipated selling price for a large number of shares, independent of a transaction such as the Merger, would be much lower than the historical prices. See "PRICE RANGE OF COMMON STOCK, TRADING VOLUME AND DIVIDENDS."

BUSINESS OF THE COMPANY

         DMI designs, develops and markets application software and imaging workstations for the radiology medical market. The address of DMI's principal executive offices is Dimensional Medicine, Inc., 10901 Bren Road East, Minnetonka, Minnesota 55343 and its telephone number is (612) 938-8280. See "BUSINESS OF THE COMPANY."

BUSINESS OF DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

         DHT develops, markets, installs and supports clinical information systems, document imaging solutions and DynamicVision(TM), on enterprise-wide, multi-media software and servicer solutions that integrate health-related data from many sources into a comprehensive electronic health record. Its principal executive office is at 101 Southhall Lane, Suite 210, Maitland, Florida 32751. Its telephone number is (407) 875-9991. See "BUSINESS OF DHT."

BUSINESS OF COMPANY SUBSEQUENT TO MERGER

         If the Merger is consummated, the Company shall cease to exist and its business will be conducted by Newco. See "BUSINESS OF THE COMPANY--Business of the Company Subsequent to Merger."


                               GENERAL INFORMATION


PURPOSE OF THE SPECIAL MEETING

         The Special Meeting is being held at __________ a.m./p.m., Central Standard Time, on______________, 1996 at the offices of the Company at 10901 Bren Road East, Minnetonka, Minnesota 55343, to consider and act upon a proposal to approve the Merger Agreement pursuant to which Newco will acquire the Company.

         The Company's Board of Directors has approved the Merger Agreement, having determined that the acquisition of the Company by Newco is in the best interests of the Company and its shareholders. The Board unanimously recommends that shareholders vote FOR approval of the Merger Agreement.

         Pursuant to and subject to the terms and conditions of the Merger Agreement, on the Effective Date, NCS shall receive in exchange for its DMI Common Stock, $355,000, or approximately $.013 per share, and each outstanding share of DMI Common Stock held by the Minority Shareholders, except those shares held by Minority Shareholders who validly perfect Appraisal Rights, will be converted into the right to receive $.040 in cash, without interest, or approximately $195,000 in the aggregate.

VOTES REQUIRED AND OWNERSHIP

         Only holders of record of Company Common Stock at the close of business on ________________, 1996 (the "Record Date"), are entitled to vote at the Special Meeting. A quorum for purposes of conducting business at the Special Meeting is a majority of the outstanding shares of Common Stock entitled to vote. On the Record Date, the Company had outstanding 32,533,460 shares of Common Stock entitled to vote at the Special Meeting. Each holder of Common Stock on the Record Date is entitled to one vote for each share held. The affirmative vote, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as unvoted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         NCS, the holder of approximately 85% of the outstanding DMI Common Stock, has indicated it intends to vote FOR the Merger.

         If the Merger is not consummated, the Company expects to continue to seek merger or corporate partnering opportunities while operating generally in accordance with the description of the business set forth under "BUSINESS OF THE COMPANY" herein.


                                   THE MERGER

BACKGROUND OF THE MERGER

         On December 17, 1993, the shareholders of the Company approved the issuance of (i) 27,533,441 shares of Common Stock to NCS resulting in NCS holding approximately 85% of the then outstanding shares of the Company, and
(ii) 1,326,673 shares of Common Stock to the Company's Employee Stock Ownership Plan (the "ESOP"), resulting in the ESOP holding approximately 5% of the then outstanding shares of Common Stock, pursuant to an agreement with NCS which provided for, among other things, the elimination of a significant portion of the Company's outstanding indebtedness to NCS. At the closing, $4,857,000 was outstanding and of this amount, only $1,105,000 was carried forward and converted to a long-term note. This indebtedness resulted from the Company's inability to repay trade accounts payable and notes payable to NCS. To that point, the Company had operating losses and had struggled to meet its financial obligations in every year since inception. A primary motivation for converting the NCS indebtedness into Common Stock was to improve the Company's balance sheet to facilitate sales and marketing efforts, which the Company believed had been severely hampered by its financial position, and continuing uncertainty about its ability to continue as a going concern.

         Faced with continuing losses from operations and a continuing inability to honor its repayment obligations to NCS, in May 1992, the Company engaged the services of an investment banking firm to seek a strategic partner or investor to acquire 80 to 90 percent of the Company, with the proceeds of such acquisition to be used to repay the outstanding debt to NCS. During an approximately one-year period of seeking such strategic partner or investor, the investment banking firm approached approximately 40 to 50 entities, and the Company had direct discussions with approximately 10 to 12 entities. By December 1993, none of the entities had offered acceptable proposals.

         Subsequent to shareholder approval of the NCS debt restructuring and stock issuance, the engagement of the investment banking firm was extended to December 31, 1994, and the firm continued to seek purchasers or strategic partners for the Company. By May 1994, a list of primary and secondary companies had been targeted as potential purchasers or partners, and revised descriptive materials had been forwarded and contacts initiated. By December 31, 1994, it was the opinion of the Company's Board of Directors (the "Board") that the efforts of the investment banking firm were unlikely to result in a firm proposal from any of the potential partners or purchasers and the agreement with the investment banking firm, in accordance with its terms, was allowed to terminate with the exception of a provision in the agreement which permitted the firm to receive a commission if the Company were to enter into a definitive agreement or close a transaction on or before December 31, 1995.

         Beginning in July 1995, the Board began contacting previously identified and new potential purchasers to determine whether there was any renewed interest in acquiring the Company. By the end of October 1995, two companies submitted non-binding expressions of interest in pursuing transactions with the Company, one from DHT to acquire all of the outstanding Common Stock through a merger and the other from a company within the same general industry (the "Other Company") to acquire all of the assets and certain of the liabilities of the Company.

         On November 2, 1995, the Board met to consider the proposals from DHT and the Other Company. DHT proposed to acquire all of the NCS shares for an aggregate purchase price of $300,000, or approximately $.01 per share, and the shares held by all other shareholders (including the ESOP) (the "Minority Shareholders") for approximately $.02 per share, in addition to prepaying or assuming the remaining debt of the Company to NCS, reaching an agreement with the Company's bank whereby the bank would release NCS from its corporate guarantee of Company indebtedness, and agreements pursuant to which DHT would assume commitments by NCS to service customers of the Company, and release of NCS from certain lease commitments. The Other Company proposed to acquire all of the assets of the Company and certain liabilities, including those associated with NCS, with the result that, according to then current assumptions regarding the Company's balance sheet, the Company's shareholders would all receive less than $.01 per share. The Board reviewed the background of both proposals, the viability and likelihood that the proposals could be consummated and other factors related to DHT and the Other Company, the proposals and the resulting impact on the Company's shareholders and on-going business. Concern was expressed by the Board respecting both proposals and representatives of the Company were directed to contact representatives of DHT and the Other Company to further explore the proposals.

         Between November 2 and November 21, 1995, representatives of the Company communicated to the Other Company that the Directors were concerned that without acquiring all of the liabilities, and following a liquidation of the Company after a sale of all of the assets, there would insufficient proceeds available for any distributions to shareholders. As a result of such negotiations, the Other Company increased its offer to guarantee that the Minority Shareholders would receive $42,250 in the aggregate, or $.008 per share. The proposal contemplated that the Other Company would manage the business pending the closing, that the Company would be prohibited from discussing any further transactions with any other parties and would be obligated to pay the Other Company $50,000 as a break-up fee if the Company were to sell its business to another entity within the succeeding twelve (12) months and required NCS to unconditionally agree to vote their shares in favor of the transaction. The Board was concerned that the asset acquisition structure in the proposal from the Other Company would result in excessive costs following the transaction in winding up the business of the Company. Between November 2 and November 21, 1995, representatives of the Company further investigated the financial condition and background of DHT and encouraged both parties to increase their proposed purchase prices.

         On November 21, 1995, the Board met again to consider the two proposals. Following review of both proposals, the Board decided to advise both entities that they should make their best and final offer prior to the close of business on November 22, 1995 and that the Board would meet again on November 24, 1995 to consider such final proposals and decide which to accept.

         At the end of the day on November 22, 1995, the Other Company verbally revised its proposal to reflect a merger transaction rather than an acquisition of assets and to guarantee that the Minority Shareholders would receive an aggregate $125,000, or $.025 per share and that NCS would receive $230,000, or approximately $.008 per share. On November 24, 1996, the Board considered the proposal from DHT and the Other Company, expressing concern that DHT had not completed a pending recapitalization financing which would be necessary to fund its proposal and observed that the aggregate price paid the Minority Shareholders in the Other Company proposal was higher than the price paid by DHT. As a result, the Board preliminarily concluded that it would be more beneficial to the shareholders to accept the proposal from the Other Company and requested that the Other Company revise its proposal in writing to reflect an acceptable form of merger transaction rather than an acquisition of assets and less than all of the liabilities. Subsequent to the meeting, representatives of the Company communicated its conclusions to the Other Company and the Other Company indicated it would submit a revised non-binding letter of intent.

         On November 27, 1995, the Other Company furnished the Company a revised non-binding letter of intent which reflected a merger transaction and included conditions to consummation of the merger related to the minimum amount of assets and maximum amount of liabilities of the Company, limitations on the amount of expenses allowed in connection with the shareholder approval process, an increase in the break-up fee from $50,000 to $100,000, a limited form of fiduciary-out which would allow the Board to consider alternative offers which yielded the shareholders more value for their stock and other terms which representatives of the Company determined were unacceptable. Between November 27 and December 1, 1995, representatives of the Company negotiated with representatives of the Other Company the terms of the non-binding letter of intent without success in achieving terms which would have been deemed acceptable to the Board. During this period, DHT indicated it would be willing to revise its proposal to increase the consideration payable to Minority Shareholders from $.02 per share to $.04 per share and retire the NCS debt at closing and increase the cash payment to NCS from $300,000 to $355,000 (or approximately $.013 per share). The Board also received confirmation from DHT's investors that DHT was about to complete its proposed equity financing transaction. On December 1, 1995, following negotiation with representatives of the Company, the Other Company submitted its final proposal in the form of a non-binding letter of intent which reflected an aggregate payment of $.025 to Minority Shareholders, a $100,000 break-up fee, an exclusive dealing requirement with a limited fiduciary-out for the Board and other provisions which had previously been deemed unacceptable to the Board, although the condition with respect to the minimum amount of assets and maximum amount of liabilities which would be acceptable was eliminated.

         On December 4, 1995, the Board met again to consider the final proposals submitted by DHT and the Other Company and concluded that the proposal by DHT was superior in terms of consideration to the shareholders and DHT's willingness to execute a merger transaction with the maximum degree of probability that it would be consummated. On December 5, 1995, the Board signed a letter of intent with DHT on terms which provided for a merger between DHT and the Company whereby NCS would receive an aggregate $355,000, or approximately $.013 per share, the Minority Shareholders would receive approximately $195,000 or $.040 per share, and DHT would deposit $50,000 to be applied against the aggregate purchase price. DHT agreed to (i) pay to NCS the balance outstanding at the time of closing under a promissory note between the Company and NCS, (ii) obtain the release of NCS from its guarantee of the Company's bank indebtedness,
(iii) assume guarantees of performance under certain customer service contracts and (iv) obtain releases of NCS from certain customer and bank lease commitments. The proposal did not require a break-up fee and was subject to a number of conditions including Board approval of a definitive agreement and, ultimately, shareholder approval of the merger.

         Between December 6 and December 21, 1995, the Other Company expressed to representatives of the Company its continuing desire to acquire the Company. On December 11, 1995, the Other Company proposed a total cash payment of $700,000 ($455,000 for the NCS shares and $245,000 for the minority shares). Subsequently, on December 21, 1995, the Other Company proposed a total cash payment of $745,000 ($360,000 for the NCS shares and $385,000 for the minority shares). However, the communications were made in the form of non-binding letters of intent and required additional due diligence investigation of the Company prior to making a formal offer, notwithstanding repeated communications from representatives of the Company that, given the executed letter of intent with DHT and the prior unwillingness of the Other Company to revise its letter of intent to reflect acceptable terms, the Company would not be in a position to formally entertain any communication from the Other Company unless such communication was in the form of a proposed definitive merger agreement. The Board concluded that the price differential between the Other Company proposal and the DHT proposal was not sufficiently large to justify pursuing the proposal from the Other Company at the risk of jeopardizing the executed DHT agreement. The Other Company did not submit a definitive merger agreement for consideration by the Board.

BASIS AND REASONS FOR THE MERGER; RECOMMENDATION

         The Board of Directors of the Company has unanimously approved the Merger Agreement and believes that the Merger is in the best interests of the shareholders of the Company. The Board of Directors unanimously recommends to the shareholders that they vote FOR approval of the Merger Agreement. The Board believes that the Company, its shareholders and employees will benefit from the Merger.

         In reaching these conclusions, the Board considered many factors including, but not limited to, the following:

         (i) the terms of the Merger Agreement, including the $.040 to be paid per share to the Company's Minority Shareholders and the approximately $.013 to be paid per share to NCS and the fact that such shareholders will have the opportunity to dispose of all Common Stock for cash, particularly given the Board's observation that the market for trading the Common Stock is very limited in its volume capacity and that it is unlikely that an active market will develop;

         (ii) the current and anticipated competitive environment and market conditions in the Company's industry and product markets, including (a) the trend in the Company's industry towards consolidation making it increasingly difficult for the Company, which has limited product offerings, to remain competitive, (b) the Company's continuing decline in revenues and its inability to meet not only existing debt obligations but business expenses in the ordinary course, (c) the Company's lack of cash resources to fund necessary product upgrades and modifications to retain current market share, and (d) the favorable response of the Company's customers to DHT, its products offerings and its management team;

         (iii) the Company's book value per common share, its historical earnings and cash flow, its scheduled debt repayment obligations and its projected inability to meet those obligations;

         (iv) the Company's persistently weak cash flow and its reliance on NCS for indebtedness guarantees, customer service guarantees, trade credit and corporate support and the stated historical position of NCS that it does not intend to support the Company indefinitely;

         (v) the alternatives to an acquisition of the Company that might be available, including either attempting to remain as an independent company, notwithstanding its financial obstacles, or filing for protection under the federal bankruptcy laws;

         (vi) the ability and willingness of DHT to consummate the Merger promptly and the availability of sufficient cash to do so;

         (vii) the ability of DHT to contribute to the future growth, viability and success of the Company in a consolidating industry with customers requiring greater depth and resources in order to enhance and service products;

         (viii) the inadequate nature of the non-binding indication of interest expressed by the Other Company, which was the only other party to express any firm interest in acquiring the Company following over two years of search for a strategic partner or purchaser, combined with the requirement of the Other Company that DMI commit to a $100,000 "bust-up" fee, which would effectively prohibit consideration and acceptance of any other proposals, including the DHT proposal;

         (ix) the opinion of Kinnard with respect to the fairness of both the aggregate consideration of $550,000 cash to be received for all outstanding shares of common stock of the Company and the $.040 per share cash to be received by the Minority Shareholders in connection with the Merger. See "Opinion of Investment Banker," below; and

         (x) the interests of the Company's employees, customers, and creditors.

         The Board approval and recommendation of the Merger were conditioned upon receipt of an opinion of an investment banker with respect to the fairness of the aggregate $550,000 to be received by DMI's shareholders and, in particular, the $.040 to be received by the Minority Shareholders in the Merger. DMI has received the opinion of Kinnard that both the aggregate consideration of $550,000 cash to be received for all outstanding shares of common stock of the Company and the $.040 per share cash to be received by the Minority Shareholders in connection with the Merger are fair to the Minority Shareholders from a financial point of view. See "Opinion of Investment Banker," below.

         In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to assign relative weights to the specific factors considered in reaching its decision.

TERMS OF THE MERGER AGREEMENT

         The following description of certain terms of the Merger Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Merger Agreement set forth in Appendix A hereto.

         The Merger Transactions. DHT incorporated Newco, a corporation in which DHT holds all of the outstanding stock, solely for the purpose of effecting the Merger. Newco is not currently engaged in any other business. Under the Merger Agreement, Newco is to be merged with and into the Company, with Newco being the surviving corporation. The Company will cease to exist. The Certificate of Incorporation and By-Laws of Newco in effect at the time such merger becomes effective shall become the Certificate of Incorporation and By-Laws of the surviving corporation.

         NCS, which owns approximately 85% of the outstanding shares of the Common Stock has, pursuant to the Merger Agreement, agreed to vote all shares of Common Stock held by it in favor of the approval of the Merger (unless such vote would cause NCS to breach its fiduciary duties under applicable law). NCS has indicated it intends to vote in favor of the Merger, and, if NCS votes in such manner, approval of the Merger is assured.

         Conversion of Common Stock. Shares of DMI Common Stock shall continue to be transferable until the Effective Date. Pursuant to and subject to the terms and conditions of the Merger Agreement, on the Effective Date each outstanding share of Common Stock held by Minority Shareholders, except those held by shareholders who validly perfect Appraisal Rights, will be converted into the right to receive $.040 in cash, without interest. Each outstanding share of Common Stock owned by NCS will on the Effective Date be converted into the right to receive approximately $.013 in cash, or $355,000 in the aggregate, without interest. See "BUSINESS OF THE COMPANY." The aggregate consideration payable to DMI shareholders pursuant to the Merger Agreement is approximately $550,000.

         Effective Date. The Effective Date of the Merger, on which date the closing of the Merger will occur and the conversion of the Common Stock will become effective, will be the date set forth in the articles of merger as filed with the Secretary of State of the States of Minnesota and Florida. This filing will occur as soon as practicable following the approval of the Merger Agreement by the shareholders of the Company and the satisfaction of other conditions under the Merger Agreement. The Effective Date is currently expected to take place at 11:59 p.m., Central Standard Time, on __________, 1996. Consummation of the Merger is subject to certain conditions. See "Termination Rights; Conditions to the Merger," below.

         Representations; Warranties. The Company and Newco have each made certain representations and warranties in the Merger Agreement with respect to, among other things, their organization and good standing, due authorization and authority to enter into and perform their respective obligations under the Merger Agreement. The Company has also made representations and warranties with respect to many aspects of the Company's financial condition, properties and operations. NCS makes representations and warranties with respect to its due authorization and authority to enter into and perform its obligations under the Merger Agreement and its good and marketable title to the shares of DMI Common Stock it owns, free and clear of claims or encumbrances of any kind. NCS has, to its knowledge, also represented and warranted that the representations and warranties of the Company are true. NCS has agreed to indemnify Newco against certain losses with respect to such representation and warranties.

         Termination Rights; Conditions to the Merger. The Merger Agreement provides that the Merger may be abandoned at any time prior to the Effective Date (whether before or after approval thereof by the shareholders of the Company) by mutual written consent of the parties, or by the Company, on one hand, or Newco, on the other hand, for the reasons set forth below.

         Either the Company, on the one hand, or Newco, on the other hand, may terminate the Merger Agreement, in which event the Merger will not take place, in the event that (i) there has been a material misrepresentation, material breach of warranty or violation of any material covenant on the part of the other party in the representations, warranties and covenants contained in the Merger Agreement; (ii) the Merger has not been consummated by May 15, 1996 (provided that a failure of the party seeking to terminate the Agreement to fulfill any of its obligations under the Merger Agreement shall not have been the reason that the Merger has not yet been consummated); (iii) any law or regulation makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree enjoining the Company or Newco from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; or (iv) the vote of the Company's shareholders fails to adopt and approve the Merger Agreement.

         The parties' obligations to effect the Merger are subject to various conditions, including (i) approval of the Merger Agreement by holders of a majority of the Common Stock of DMI; and (ii) absence of any provision of any applicable law or regulation, and of any judgment, injunction, order or decree, prohibiting the consummation of the Merger.

         Conditions precedent to the obligations of Newco to effect the Merger include: (i) the accuracy of certain representations and warranties of DMI and NCS made in the Merger Agreement and the performance of certain covenants of DMI and NCS contained in the Merger Agreement; (ii) the receipt of certain certificates and legal opinions; and (iii) the receipt of consents, approvals or waivers from third parties required to consummate the Merger.

         Conditions precedent to the obligations of DMI and NCS to effect the Merger include: (i) the accuracy of the representations and warranties of Newco in the Merger Agreement and performance of certain covenants of Newco contained in the Merger Agreement; (ii) the receipt of certain certificates and legal opinions; (iii) payment of the balance outstanding under that certain promissory note dated March 31, 1995 from the Company to NCS; (iv) receipt of an agreement between Newco and Norwest Bank (the "Bank") releasing NCS from its guarantee of the line of credit between DMI and the Bank; and (v) release of certain other guaranties as described under "Interests of Certain Persons in the Merger and Related Transactions," below.

         The foregoing conditions may be waived by the party or parties affected by such waiver.

         Pursuant to the Merger Agreement, the Company has agreed not to actively solicit offers from other parties that would result in the sale of all or substantially all of its assets, its capital stock, its merger with or into another entity or any other business combination.

         Upon successful consummation of all conditions, the Company and Newco will file appropriate articles of merger with the respective Secretary of State in the States of Minnesota and Florida.

         Amendments. The Merger Agreement may be amended or modified at any time prior to the Effective Date, whether before or after the Special Meeting, with the approval of the parties to the Merger Agreement.

         Business of the Company Pending the Merger. The Company has agreed, among other things, that pending consummation of the Merger, unless Newco agrees otherwise, the Company shall conduct its business in the ordinary course consistent with past practice and will use its best efforts to maintain and preserve its business organization and business relationships and to keep available the services of its present officers and employees. The Company has further agreed that, pending consummation of the Merger, it will (i) provide Newco with weekly written or telephonic reports relating to the Company's business operations and (ii) enter into joint marketing activities with Newco.

         The Company has also agreed, among other things, to afford to representatives of Newco access to its offices, properties, books and records, and to furnish promptly to Newco and its representatives all information reasonably required by them to become familiar with the operations of the Company. Newco has agreed to maintain the confidentiality of such information.

         Escrow Arrangement. As a condition to entering into the Merger Agreement, the Company required that DHT deposit $50,000 (the "Escrow Fund") with Gibraltar Bank - FSB, Miami, Florida (the "Escrow Agent"). Pursuant to the Letter of Intent dated December 4, 1995, as modified on January 30, 1996, between DHT and the Company, the Escrow Fund shall be payable to the Company in the event the Merger Agreement is terminated, provided the Company is not in material breach of the Merger Agreement.

OPINION OF INVESTMENT BANKER

         General. After completing the majority of the negotiations of the Merger Agreement but prior to execution of the Merger Agreement, the Board of Directors of the Company retained Kinnard to render its opinion with respect to the fairness from a financial point of view of the cash consideration to be received by the Company's Minority Shareholders pursuant to the Merger Agreement. Kinnard was first contacted by the Company on October 31, 1995, at which time it was informed about the pending transaction and was asked to submit a proposed engagement letter for purposes of providing a fairness opinion in connection with the pending transaction. Kinnard did not determine the amount of the cash consideration to be received by the shareholders of the Company in the Merger. In requesting Kinnard's opinion, the Board of Directors of the Company did not give any special instructions to or impose any limitations upon the scope of the investigation which Kinnard might wish to conduct to enable it to give its opinion. Kinnard has delivered to the Company its written opinions, respectively, dated February 5, 1996 and the date of this Proxy Statement, to the effect that, based upon and subject to the matters set forth therein, as of those dates, both the aggregate consideration of $550,000 cash to be received for all outstanding shares of common stock of the Company and the $.040 per share cash to be received by the Minority Shareholders in connection with the Merger are fair to the Minority Shareholders from a financial point of view.

         In preparing its opinion as to the fairness of the consideration to be paid pursuant to the Merger from a financial point of view, Kinnard has, among other things, reviewed and studied publicly available information regarding DMI, the Merger Agreement and various other information provided by management of DMI. Representatives of Kinnard have visited DMI's facilities and have discussed the current business environment and the business and financial outlook for DMI with management of DMI. Kinnard has analyzed the historical market prices and earnings of the Common Stock, as well as profitability, rates of return, capitalization, dividends and other relevant factors. Kinnard has also reviewed the terms of selected relevant mergers and acquisitions and has analyzed the general economic outlook of companies involved in the health care information systems and product industries. Kinnard has relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by Kinnard for purposes of their opinion. Kinnard has not made an independent appraisal of DMI's assets and expresses no opinion regarding the liquidation value of DMI. In connection with the opinion of Kinnard, DMI did not impose any limitation on the scope of Kinnard's investigation with respect to the business and financial condition of DMI.

         Kinnard is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuation for estate, corporation and other purposes. The Board of Directors selected Kinnard to provide the opinion because of Kinnard's experience in providing investment banking and financial advisory services. Other than providing this opinion, Kinnard has not provided any investment banking services on behalf of DMI. However, Kinnard has in the past performed valuations relating to DMI exclusively for NCS.

         THE FULL TEXT OF THE OPINION OF KINNARD DATED THE DATE OF THIS PROXY STATEMENT IS ATTACHED HERETO AS APPENDIX B. THE FOLLOWING SUMMARY OF THE KINNARD OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE KINNARD OPINION. DMI SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN. THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN CONTAINED IN THE OPINION DATED FEBRUARY 5, 1996 ARE SUBSTANTIALLY THE SAME AS THOSE CONTAINED IN THE OPINION DATED THE DATE OF THIS PROXY STATEMENT AND ATTACHED HERETO AS APPENDIX B.

         In arriving at its opinion, Kinnard reviewed, analyzed and relied upon material that bears upon the financial and operating condition and prospects of DMI and material prepared in connection with the Merger, and considered such financial and other factors as it deemed appropriate under the circumstances, including, among other things, the following: (i) a draft dated January 29, 1996 of the proposed Merger Agreement by and between DMI, DHT and Newco; (ii) publicly available information on DMI, including annual and quarterly reports, proxy statements, stock price and volume history and recent press releases;
(iii) financial projections prepared by DMI; (iv) the historical pricing and trading activity for DMI; and (v) conducted such other studies, analyses and inquiries as Kinnard deemed appropriate. Kinnard also held discussions with senior management for DMI concerning its past and current business operations, the background and rationale for the proposed Merger, the financial condition, operating performance, balance sheet characteristics and prospects of the business. In addition, in connection with rendering its opinion dated the date of this Proxy Statement, Kinnard reviewed the executed Merger Agreement dated February 5, 1996 and this Proxy Statement.

         Kinnard believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and process underlying their opinion. Any estimates contained therein are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. No company or transaction used as a comparison in the analyses is identical to DMI or to the Merger. Because such estimates are inherently subject to uncertainty, neither the DMI Board, Kinnard or any other person assumes responsibility for the accuracy of such estimates.

         In preparing its opinion, Kinnard indicated it did not perform a discounted cash flow analyses in view of the significant uncertainty concerning the future financial solvency of DMI (considering DMI's projected inability to make the scheduled payment on its promissory note due NCS in April 1996 and the absence of free cash flow). Consequently, a discounted cash flow analyses was not considered meaningful.

         Kinnard reviewed the trading volume and trading price of the DMI Common Stock on a daily and monthly basis since January 2, 1995. This analyses indicated extremely sporadic and small trading volumes in the DMI Common Stock. Throughout the period until the December 8, 1995 date of announcement of the signing of a non-binding letter of intent with DHT relating to the proposed Merger, the low trading price ranged from $.02 per share to $.10 per share and the high trading price ranged from $.02 per share to $.12 per share, with an average low of $.04 and an average high of $.04. Kinnard indicated that very small shifts in price resulted in high percentage shifts, due to the low trading values of the Company's Common Stock. Furthermore, given the lack of significant volume and research coverage, Kinnard indicated the market was inefficient and the price was not a good indicator of value. However, the analyses indicated that the price paid Minority Shareholders was generally within the trading range of the DMI Common Stock.

         Kinnard reviewed selected transactions deemed relatively comparable to the Merger, which were acquisitions of unprofitable businesses by publicly traded companies where the transaction size was between $500,000 and $3,000,000. The analyses of these 52 transactions included a comparison of the value of the transaction (considered the payment for equity plus debt) as compared to the target's sales (the "value/sales") and an analyses of the offering price (the amount paid for the target's equity) as compared to the target's book value (the "offering price/book value"). The analyses indicated a mean value/sales of 65.55% and a median value/sales of 42.25% and of a mean offering price/book value of 2.2x and a median offering price/book value of 1.35x. The Merger value/sales when considering the total offer to NCS and the Minority Shareholders was 41.03% and the offering price/book value was 3.59x. When considering the consideration paid to the Minority Shareholders, the value/sales was 55.32%, well within the range of mean and median value/sales, and the offering price/book value was 8.51x, well in excess of the mean and median offering price/book value. Kinnard also screened for transactions in the health care information industry, but determined that the transactions were not relevant to the Merger because they either involved companies that were significantly larger and financially stronger than DMI or were transactions involving private companies where reliable financial information was not available.

         Kinnard also reviewed in connection with its analyses, various trends in the industry which reflected a consolidating industry where customers were demanding greater resources and services from suppliers and compared that trend to DMI's declining sales, need for product upgrades, financial insecurity and the adverse impact of limited product development and support. In connection with the industry review, Kinnard also analyzed the financial performance and market valuations for selected publicly traded companies which compete with the Company in the health care information technology industry. All of theses companies are significantly larger and financially stronger than the Company. Kinnard also reviewed the process whereby DMI conducted a thorough search for a purchaser or strategic partner which resulted in negotiations with two potential purchasers and a final proposal which yielded the maximum consideration to the Minority Shareholders available from potential acquirors. This process, combined with an analysis of DMI's prospects without a sale or strategic partnering arrangement (which indicated that a wind-down scenario of the Company's affairs as prepared by DMI management would yield no consideration to the shareholders), was an important justification for fairness, from a financial point of view, of the Merger.

         DMI has agreed to pay Kinnard a fee equal to $25,000, including $15,000 which has previously been paid and $10,000 being paid on the date of this Proxy Statement. This fee was not contingent on the ability of Kinnard to render its opinion relating to the Merger. DMI has agreed to reimburse Kinnard for its reasonable out-of-pocket expenses. DMI has also agree to indemnify Kinnard against certain liabilities to which Kinnard may become subject, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS

         As of December 31, 1995, John P. Paumen, a member of the Board of Directors of DMI, beneficially owned 62,361 shares, or 0.2% of all outstanding Common Stock of the Company, excluding options (all of which have exercise prices in excess of the per share cash consideration to be paid pursuant to the Merger Agreement), and accordingly, has an interest in the Merger. Pursuant to the Merger Agreement, approximately $2,495 will be paid with respect to the shares of Common Stock beneficially owned by Mr. Paumen. Adrienne T. Tietz and Mark D. Holman, the only other directors of the Company, do not beneficially own any shares of Common Stock. However, Ms. Tietz is an executive officer of NCS, the Company's majority shareholder, and Mr. Holman is an employee of NCS who provides the services of Chief Financial Officer to the Company under a Services Agreement dated as of June 1, 1994, as amended, between the Company and NCS. The directors will have no further association with DMI after the Merger.

         As of December 31, 1995, NCS held 27,653,441 shares of Common Stock in the aggregate, or 85% of all outstanding shares, and, accordingly, has a significant interest in the Merger. Pursuant to the Merger Agreement, NCS will receive an aggregate $355,000, or approximately $.013 per share, for its shares of DMI Common Stock. In connection with the Merger, Newco or DHT has agreed to
(i) pay to NCS the balance outstanding at the time of closing under a promissory note between the Company and NCS (estimated to be $602,000), (ii) obtain the release of NCS from its guarantee of the Company's bank indebtedness in the amount of $500,000, (iii) assume guarantees provided by NCS of performance under certain customer service contracts and (iv) obtain releases of NCS from certain customer and bank lease commitments. In the event Newco or DHT is unable to secure the release of NCS from such customer and bank lease commitments, Newco or DHT has agreed to indemnify NCS against any losses relating to such commitments. See "Employee Benefit Plans; Employment Agreements," below and "BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT."

EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS

         All of the options granted under DMI's 1983 Employee Incentive Stock Option Plan (the "1983 Plan") and DMI's 1987 Employee Incentive Stock Option Plan (the "1987 Plan") and outstanding as of the Effective Date will be terminated as of the Effective Date. At December 31, 1995, there were outstanding under the 1983 Plan and 1987 Plan options to purchase 186,750 and 49,500 shares of Common Stock, respectively. The exercise prices of such options range from $.25 to $.34 per share. As of December 31, 1995, all executive officers and directors as a group (3 persons) held incentive stock options to purchase 25,000 shares at an average exercise price of $.30 per share.

         Employees participating in the DMI Employee Stock Ownership Plan and Trust (the "ESOP Plan") will also receive cash payments in connection with the Merger. The total cash amount payable to all employees upon termination of the ESOP Plan is estimated to be $65,067, including approximately $2,414 payable to executive officers and directors as a group.

         Except as described above and in "Interests of Certain Persons in the Merger and Related Transactions.", no director or officer of DMI has any material direct or indirect interest in the Merger. For additional information regarding DMI stock options, see Note 5 to the Company's Financial Statements included in the Company's annual report on Form 10-K which accompanies this Proxy Statement.

SURRENDER OF STOCK CERTIFICATES

         As soon as practicable after the Effective Date, Norwest Bank Minnesota, N.A. (the "Paying Agent") will mail a transmittal form (a "Letter of Transmittal") to each holder of DMI Common Stock of record at the close of business on the Effective Date, advising such holder of the procedures for surrendering to the Paying Agent any such certificates for exchange. If payment is to be made to a person other than the person in whose name the certificate is registered, the person requesting such payment shall pay any transfer or other taxes required by reason of such payment in a name other than that of the registered holder or must establish to the satisfaction of the Paying Agent that such tax either has been paid or is not applicable.

         The Paying Agent will not accept unsurrendered certificates formerly representing Common Stock more than six months after the Effective Date. Following such period, Newco, as the surviving corporation of the Merger, upon proper surrender to it of any unsurrendered certificates and other required documents, will pay to the record holder of such shares the consideration to be paid in the Merger. If any certificates representing any such shares are not surrendered prior to three years after the Effective Date (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such certificates shall, to the extent permitted by applicable law, become the property of Newco, free and clear of all claims or interest of any person previously entitled thereto.

         No interest will accrue or be paid on the cash payable upon the surrender of such certificates. From and after the Effective Date, the holders of certificates evidencing ownership of shares of Common Stock will cease to have any rights with respect to such shares, except the right to receive the consideration to be paid in the Merger and any rights provided by law. See "Appraisal Rights," below.

         Upon the surrender and exchange of certificates by a shareholder, the holder will be paid, without interest thereon, the amount of cash to which such holder is entitled under the Merger Agreement, less only any amount required to be withheld under applicable backup withholding federal income tax regulations. See "Certain Federal Income Tax Consequences," below. Certificates should not be surrendered until the Letter of Transmittal is received.

DEREGISTRATION OF COMPANY COMMON STOCK

         If the Merger is consummated, DMI Common Stock will no longer be traded on the over-the-counter market. After the Effective Date, DMI will undertake to deregister the Common Stock under the Securities Exchange Act of 1934.

SOURCE OF FUNDS

         The funds for the transaction will come from the cash resources of DHT. See "BUSINESS OF

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The receipt of cash by a DMI shareholder pursuant to the Merger or pursuant to the exercise of Appraisal Rights will be a taxable transaction for such shareholder for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. The following summarizes the federal income tax consequences, under currently applicable law, to a shareholder who is a citizen or resident of the United States or is otherwise subject to United States federal income taxation on a net income basis other than (i) a shareholder who acquired Common Stock pursuant to the exercise of stock options or otherwise as compensation; (ii) shareholders who own Common Stock under special circumstances, such as shareholders that hedge their investment in Common Stock, pursuant to options in that stock or otherwise; and
(iii) shareholders subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in stock or securities, and foreign corporations and individuals who are not citizens or residents of the United States.

         A shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash to be received pursuant to the Merger or pursuant to the exercise of Appraisal Rights and the adjusted tax basis of the shares of Common Stock exchanged. To the extent that the shares of Common Stock exchanged are held as capital assets, any such gain or loss will be characterized as a capital gain or loss for federal income tax purposes. If the shares were held for more than one year, any such capital gain or loss will be a long-term capital gain or loss. Any capital gains recognized pursuant to the Merger will be subject to tax. Currently, the maximum federal capital gains tax rate is 28% for individuals and 35% for corporations. Any long-term capital losses recognized by a shareholder pursuant to the Merger will be allowed to offset any long-term capital gains recognized by that shareholder during the taxable year. Individual shareholders also may offset up to $3,000 of their ordinary taxable income, if any, by any capital losses recognized during the taxable year. Individual shareholders may carryover indefinitely any excess capital losses incurred to future taxable years. Corporate shareholders may carry any excess capital losses back to the three preceding taxable years and forward to the five succeeding taxable years.

         Under the backup withholding rules contained in the Internal Revenue Code and its regulations, DMI or the Paying Agent may be required to withhold 20% of the gross amount of any payments to certain shareholders. In order to avoid such backup withholding, each shareholder (other than corporations and other persons exempt from such backup withholding) should provide the Paying Agent with the shareholder's taxpayer identification number (i.e., social security number or employer identification number) in accordance with the instructions included in the Letter of Transmittal.

         THE ABOVE DISCUSSION WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE MERGER AND PURSUANT TO THE EXERCISE OF APPRAISAL RIGHTS, AS WELL AS THE APPLICATION TO THEM OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

APPRAISAL RIGHTS

         Pursuant to Sections 302A.471 and 302A.473 (the "Sections") of the Minnesota Business Corporation Act, holders of DMI Common Stock are entitled to assert Appraisal Rights in connection with the Merger and obtain payment of the "fair value" of their DMI Common Stock, provided that such shareholders comply with the requirements of the Sections. The following is a summary of the statutory procedures to be followed by holders of DMI Common Stock electing to exercise their Appraisal Rights in order to perfect such right under the Sections and is qualified in its entirety by reference to the Sections, the full text of which is annexed to this Proxy Statement as Appendix D. The Sections should be reviewed carefully by DMI shareholders who wish to assert their Appraisal Rights or who wish to preserve the right do so, since failure to comply with those procedures will result in the loss of such Appraisal Rights.

         Holders of DMI Common Stock who elect to exercise Appraisal Rights must satisfy each of the following conditions: (i) such holders must file with DMI before the taking of the vote with respect to the Merger written notice of their intention to demand payment of the fair value of their shares of DMI Common Stock (this written notice must be in addition to and separate from any proxy or vote against the Merger; neither voting against nor a failure to vote for the Merger will constitute such a notice within the meaning of the Sections); and
(ii) such holders must not vote in favor of the Merger (a failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, will constitute a waiver of such holder's Appraisal Rights and will nullify any previously filed written notice of intent to demand payment). DMI WILL CONSIDER A PROXY THAT IS RETURNED BY A DMI SHAREHOLDER WITHOUT INDICATING A DIRECTION AS TO HOW IT SHOULD BE VOTED AS CONSTITUTING SUCH A WAIVER. Minority Shareholders who fail to comply with either of these conditions will be entitled to receive $.040 per share in cash as provided in the Merger Agreement, but will have no Appraisal Rights with respect to their shares.

         All written notices should be addressed to: Dimensional Medicine, Inc., 10901 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary, and filed before the taking of the vote on the Merger at the Special Meeting and should be executed by, or with the consent of, the holder of record. The notice must reasonably inform DMI of the identity of the shareholder and the intention of such shareholder to demand Appraisal Rights. In the notice the shareholder's name should be stated as it appears on the stock certificates. A notice may be made by a beneficial owner of shares only if a written consent of the shareholders of record is submitted to DMI at the time of or prior to the assertion of the right to appraisal.

         A shareholder may not assert Appraisal Rights as to less than all of the shares of DMI Common Stock registered in such shareholders's name, unless such shareholder asserts such rights with respect to all the shares of DMI Common Stock beneficially owned by another person (or persons) and discloses the name and address of such other person (or persons). In that event, such shareholder's rights shall be determined as if the shares of DMI Common Stock as to which such shareholder has asserted Appraisal Rights and his or her other shares of DMI Common Stock were registered in the names of different shareholders. Accordingly, if shares of DMI Common Stock are owned of record in fiduciary capacity, such as by a trustee, guardian or custodian, execution of a notice of intent to demand payment must be made for all shares of DMI Common Stock held of record by the fiduciary unless the fiduciary executes the notice with respect to all the shares of DMI Common Stock held on behalf of one or more of the beneficiaries and discloses the name and address of each person for whom the fiduciary is asserting Appraisal Rights.

         Similarly, a record owner, such as a broker, who holds shares of DMI Common Stock as a nominee for others, may exercise Appraisal Rights with respect to the shares of DMI Common Stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners, so long as the nominee exercises the Appraisal Rights with respect to all the shares of DMI Common Stock held by the nominee on behalf of each beneficial owner for whom the nominee has exercised the Appraisal Rights and discloses the name and address of such beneficial owner for whom the Appraisal Rights have been asserted. If the shares of DMI Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint tenants.

         After a vote approving the Merger, DMI will give written notice to each shareholder who has filed a written notice of intent to demand appraisal and who did not vote in favor of the Merger setting forth the address to which a demand for payment and stock certificates must be sent by such shareholder in order to obtain payment, the date by which they must be received and any restrictions on transfer of uncertified shares that will apply after the demand for payment is received. This notice shall also include a form for demanding payment to be completed by the shareholder and a request for certification of the date on which the shareholder (or the person on whose behalf the shareholder is asserting Appraisal Rights) acquired beneficial ownership of the shares of DMI Common Stock. Shareholders who fail to demand payment or deposit their stock certificates as required by the notice within 30 days after the notice is given will irrevocably forfeit their Appraisal Rights and will be bound by the terms of the Merger.

         If a demand for payment and deposit of stock certificates is duly made by a shareholder with DMI as required by the notice, then upon the Effective Date or the receipt of the demand, whichever is later, DMI will remit to the shareholder an amount which DMI estimates to be the fair value of the shares of DMI Common Stock, with interest, if any, accompanied by: (1) DMI's balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the Merger, together with the latest available interim financial statements; (2) an estimate by DMI of the fair value of the shares and a brief description of the method used to reach the estimate; and (3) a copy of the Sections, and a brief description of the procedures to be followed in demanding supplemental payment. For the purpose of a shareholder's Appraisal Rights under the Sections, "fair value" means the value of the shares of DMI Common Stock immediately before the Effective Date and "interest" means interest commencing five days after the Effective Date up to and including the date of payment at the rate of 5% per annum (the rate provided under Minnesota law for interest on verdicts and judgments).

         DMI may withhold such remittance with respect to shares of DMI Common Stock for which the shareholder demanding payment (or person on whose behalf such shareholder acts) was not the beneficial owner on December 8, 1995, the date of the first public announcement of the Merger (the "Public Announcement Date"). Following the Effective Date, DMI shall mail to such shareholder the materials described in the preceding paragraph, a statement of the reason for withholding the remittance, and an offer to pay the amount listed in the materials, upon receipt of such shareholder's agreement to accept that amount in full satisfaction. If such shareholder believes that DMI's offer is for less than the fair value of the shares of DMI Common Stock, with interest, if any, such shareholder must give written notice to DMI of his or her own estimate of the fair value of the shares of DMI Common Stock, with interest, if any, and demand payment of this amount. This demand must be mailed to DMI within 30 days after the mailing of DMI's offer. If the shareholder fails to make this demand within the 30-day time period, such shareholder shall be entitled only to the amount offered by DMI.

         If a shareholder who became a beneficial owner of shares of DMI Common Stock on or prior to the Public Announcement Date believes the payment received from DMI is less than the fair value of the shares of DMI Common Stock, with interest, if any, such shareholder must give written notice to DMI of his or her own estimate of the fair value of the shares of DMI Common Stock, with interest, if any, within 30 days after the date of DMI's remittance and demand payment of the difference between his or her estimate and DMI's remittance. If the shareholder fails to give written notice of such estimate to DMI within the 30-day time period, such shareholder will be entitled only to the amount remitted by DMI.

         If DMI and the shareholder (including both a shareholder who purchased shares of DMI Common Stock prior to the Public Announcement Date and a shareholder who purchased shares of DMI Common Stock after the Public Announcement Date who have complied with their respective demand requirements) cannot settle the shareholder's demand within 60 days after DMI receives the shareholder's estimate of the fair value of his or her shares of DMI Common Stock, then DMI shall file an action in a court of competent jurisdiction in Hennepin County, Minnesota, requesting that the court determine the fair value of DMI Common Stock with interest, if any. All shareholders whose demands are not settled within the applicable 60-day settlement periods shall be made parties to this proceeding.

         After notice to the shareholder, the court shall institute proceedings to determine the fair value of the shares of DMI Common Stock. The court may appoint one or more persons as appraisers to receive evidence and make recommendations to the court. Dissenting shareholders will be entitled to discovery on the same basis as any other party to a civil action. The court shall determine the fair value of the shares of DMI Common Stock, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use. The fair value of the shares of DMI Common Stock as determined by the court is binding on all shareholders. If the court determines that the fair value of the shares of DMI Common Stock is in excess of DMI's estimate of the fair value of the shares of DMI Common Stock, then the court will enter a judgment in favor of the dissenting shareholders in an amount by which the value determined by the court exceeds DMI's estimated value, plus interest.

         Costs of the court proceeding shall be determined by the court and assessed against DMI, except that part or all of these costs may be assessed against shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

         If the court finds that DMI did not substantially comply with the Sections, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable against DMI. Such fees and expenses may also be assessed against any party if the court finds that such party has acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Sections. In addition, the court may award, in its discretion, fees and expenses to attorneys for the dissenting shareholders out of the amount awarded to such shareholders.


          BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth, as of December 31, 1995 (except as otherwise indicated), certain information regarding beneficial ownership of DMI Common Stock by each person known to DMI to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director of DMI and by all directors and officers as a group. Except as otherwise indicated, the shareholders listed in the table have full voting and investment powers with respect to the shares indicated.

           Name of Beneficial Owner                             Number of Shares               Percent of
             or Identity of Group                              Beneficially Owned          Outstanding Shares
         ----------------------------                          ------------------          ------------------

         National Computer Systems, Inc.(1)                        27,653,441                     85.0%

         Dimensional Medicine, Inc.
         Employee Stock Ownership Plan
         and Trust(1)                                               1,626,673(2)                   5.0%

         John P. Paumen                                                87,361(3)                    .3%

         Adrienne T. Tietz(4)                                              --                       --

         Mark D. Holman(5)                                                 --                       --

         All Directors and Executive                                   87,361(6)                    .3%
         Officers as a Group (3 persons)


-------------------------------

(1) The address for National Computer Systems, Inc. is: 11000 Prairie Lakes Drive, Eden Prairie, Minnesota 55344. The address for the ESOP is: c/o Dimensional Medicine, Inc., 10901 Bren Road East, Minnetonka, MN 55343.

(2) Represents the total number of shares held by the Trust all of which have been allocated to participants.

(3) Includes 60,361 shares allocated to Mr. Paumen under the DMI Employee Stock Ownership Plan and Trust and 25,000 shares which may be purchased within sixty days from the date hereof pursuant to the exercise of stock options.

(4) Excludes any shares held by NCS of which Ms. Tietz is an executive officer.

(5)      Excludes any shares held by NCS of which Mr. Holman is an employee.

(6) Includes 60,361 shares allocated to directors and officers as a group under the DMI Employee Stock Ownership Plan and Trust and 25,000 shares which may be purchased by directors and officers as a group within sixty days from the date hereof pursuant to the exercise of stock options.


            PRICE RANGE OF COMMON STOCK, TRADING VOLUME AND DIVIDENDS

         The Common Stock of DMI has been traded in the over-the-counter market under the symbol "DIMM" since January 31, 1991. The following table sets forth the average trading volume for the Common Stock for the periods indicated:

                                                                                           AVERAGE    AVERAGE
                                                                                            DAILY      WEEKLY
                                                                                           TRADING     VOLUME
         CALENDAR 1994
              First Quarter.........................................................          575       2,880
              Second Quarter........................................................          525       2,635
              Third Quarter.........................................................        1,750       8,745
              Fourth Quarter........................................................        1,150       5,760

         CALENDAR 1995
              First Quarter.........................................................          782       3,910
              Second Quarter........................................................        2,435      12,170
              Third Quarter.........................................................        1,080       5,405
              Fourth Quarter (through December 31, 1995)............................        4,550      22,735


         On December 7, 1995, the day immediately prior to the public announcement of the agreement between DMI and Newco, the closing sale price for the Common Stock was $.03. On _________, 1996, the closing sale price for the Common Stock was $________.

         Based on the nominal trading in DMI Common Stock, the Company does not believe that the market price accurately reflects the price of the shares for more than a few shares traded in a single transaction. The last sale transaction known to the Company occurred on January 11, 1996, and involved the sale of 500 shares of its Common Stock at a price of $.01 per share. The Board believes, based on the very small volume of trading in the DMI Common Stock, that the historical trading prices are not representative of the selling prices which could be expected for sale of a large number of shares of DMI Common Stock and expects that the anticipated selling price for a large number of shares independent of a transaction such as the Merger, would be much lower than the historical prices.

         DMI has never paid dividends on the Common Stock.


                                 CAPITALIZATION

         The capitalization of DMI at December 31, 1995 was as follows:

         Liabilities:
              Current Liabilities .........................................   $  2,423,638
              Note Payable to National Computer Systems, Inc. .............        601,831
              Other note payable ..........................................        282,686
              Capital lease obligations ...................................         31,602

         Shareholders' equity (deficit):
              Common Stock, $.15 par value per share; authorized 50,000,000
               shares; issued and outstanding 32,533,460 shares ...........      4,880,019
              Additional paid-in capital ..................................      8,633,407
              Retained earnings deficit (deduction) .......................    (13,360,070)
                                                                              ------------

                Total shareholders' equity ................................        153,356
                                                                              ------------
                Total capitalization ......................................   $  3,493,113
                                                                              ============


         This table should be read in conjunction with the financial statements and notes thereto appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1995, a copy of which accompanies this Proxy Statement.


                             BUSINESS OF THE COMPANY

         The Company, incorporated in Minnesota in July 1982, is engaged in the design, development and marketing of imaging workstations and information systems marketed under the trade names Maxiview(R) and Maxifile(R) to radiology departments of large hospitals and independent diagnostic imaging centers.

         The Maxiview(R) is the Company's imaging and graphics workstation (the "Workstation") with two-and three- dimensional image processing capabilities targeted at specific medical applications. The Workstation is packaged as a stand-alone system with the main components of the latest model consisting of a host computer, graphics memory, magnetic tape and hard disk drives for mass storage devices and a high-resolution color CRT monitor. The Workstation is designed to aid a physician in observing interrelationships of soft tissue and bone, locating lesions and tumors more precisely, and performing spatial, volumetric and surface measurements.

         The Maxifile(R) radiology information system is the Company's software system that was designed to automate the clerical and administrative functions in the radiology department. The Maxifile(R) system consists of modules and sub-systems that include, among others, patient scheduling and processing, statistical reporting for management and quality control, film management and patient billing.

         The Company markets its products through a direct sales staff of two full-time salespersons, and draws upon other Company personnel and resources as necessary.

         For more information concerning the Company, shareholders are urged to read the Company's latest annual report on Form 10-K and latest quarterly report on Form 10-Q which accompany this Proxy Statement and the documents of the Company incorporated by reference in this Proxy Statement. See "Available Information," "Incorporation of Certain Documents by Reference," and "Selected Financial Data and Management's Discussion."


               SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION

         The Company's Annual Report on Form 10-K for the year ended March 31, 1995, a copy of which accompanies this Proxy Statement, includes Selected Financial Data for each of the five years in the period ended March 31, 1995 and Management's Discussion and Analysis of Financial Condition and Results of Operations. Shareholders are referred to the Selected Financial Data and Management's Discussion and Analysis of the Results of Operations and Financial Condition which are specifically incorporated in this Proxy Statement by reference.


                          DESCRIPTION OF CAPITAL STOCK

         The Articles of Incorporation of DMI, as amended, authorize the issuance of 50,000,000 shares of Common Stock, $.15 par value per share, of which 32,533,460 shares were issued and outstanding as of ________________, 1996.

         The holders of Common Stock currently are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. No cash dividends have been paid on the Common Stock since its inception. On any liquidation of DMI, after payment of all indebtedness, the assets of DMI will be distributed pro rata to the holders of the Common Stock. If the shareholders of DMI approve the Merger Agreement, DMI Minority Shareholders will no longer have such rights, but only the right to receive $.040 in cash (approximately $.013 in the case of NCS). Holders of the Common Stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of shareholders. Cumulative voting for the election of directors is not permitted. At ___________, 1996, DMI had _____ shareholders of record.


                                 BUSINESS OF DHT

         DHT, a publicly traded company (NASDAQ OTC: DHTI), develops, markets, installs and services software products for the health care information systems industry. The Company currently derives its revenues from application software licenses (34%), software support and maintenance (49%), and computer system equipment sales and support (17%).

         Newco, which is 100% owned by DHT, was organized for purposes of the Merger and has not conducted any business since its incorporation.

         The principal executive offices of Newco and DHT are located at 101 Southhall Lane, Suite 210, Maitland, Florida 32751, and its telephone number is
(407) 875-9991.


                                     EXPERTS

         The financial statements of DMI appearing in the Annual Report on Form 10-K of DMI for the year ended March 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young are expected to be present at the Special Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if so desired.


                              SHAREHOLDER PROPOSALS

         If the Merger is not approved, it is expected that the Common Stock of DMI will continue to be registered under Section 12(g) of the Securities Exchange Act of 1934. The rules of the Securities Exchange Commission permit shareholders of a public company, after timely notice to DMI, to present proposals for shareholder action in DMI's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. If the Merger were not consummated, DMI expects that its next Annual Meeting of Shareholders would be held on or about May 15, 1997 and proxy materials in connection with such meeting would be expected to be mailed on or about April 15, 1997. If the Merger is not consummated, shareholder proposals prepared in accordance with the proxy rules must be received by DMI on or before December 16, 1996.





                                                                      APPENDIX A
                                                                  CONFORMED COPY






                                     MERGER

                                    AGREEMENT


                                  BY AND AMONG


                             DMI ACQUISITION CORP.,
                        a Florida corporation ("Newco"),


                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC..
                         a Nebraska corporation ("DHT"),


                        NATIONAL COMPUTER SYSTEMS, INC.,
                         a Minnesota corporation ("NCS")

                                       and

                           DIMENSIONAL MEDICINE INC.,
                   a Minnesota corporation (the "Corporation")




                                      Dated

                                February 5, 1996


                                    PAGE A-1


                                                     ARTICLE 1

                                                    THE MERGER

1.1      The Merger............................................................................................ A-5
1.2      Dissenter Rights...................................................................................... A-6

                                                     ARTICLE 2

                                                      CLOSING

2.1      The Closing........................................................................................... A-6

                                                     ARTICLE 3

                                          REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of the Corporation..................................................... A-6
         (a)      Organization and Good Standing............................................................... A-6
         (b)      Articles of Incorporation, Bylaws and Corporate Minutes...................................... A-6
         (c)      Capitalization of Corporation................................................................ A-6
         (d)      Authority.................................................................................... A-7
         (e)      Insolvency Proceedings....................................................................... A-7
         (f)      Governmental Authorities..................................................................... A-7
         (g)      Balance Sheet and No Material Changes........................................................ A-7
         (h)      Accounts Receivable.......................................................................... A-8
         (i)      Absence of Undisclosed Liabilities........................................................... A-8
         (j)      Changes...................................................................................... A-8
         (k)      Title and Related Matters.................................................................... A-9
         (l)      Patents and Trademarks....................................................................... A-9
         (m)      Tax Matters................................................................................. A-10
         (n)      Broker...................................................................................... A-10
         (o)      Disclosure.................................................................................. A-10
         (p)      Agreements; Action.......................................................................... A-11
         (q)      Litigation and Proceedings.................................................................. A-11
         (r)      Insurance................................................................................... A-11
         (s)      Illicit Activities.......................................................................... A-12
         (t)      Claims...................................................................................... A-12
         (u)      Reports..................................................................................... A-12
         (v)      Governmental Approvals...................................................................... A-12
         (w)      Employees and Employer Benefit Plans........................................................ A-13
         (x)      Labor Relations............................................................................. A-13
         (y)      Fees, Commissions and Royalties............................................................. A-13
         (z)      Environmental Matters....................................................................... A-13
         (aa)     FDA Regulation.............................................................................. A-13
         (bb)     Subsidiaries................................................................................ A-14
         (cc)     Software.................................................................................... A-14



                                    PAGE A-2



3.2      Representations and Warranties of NCS................................................................ A-14
         (a)      Representations and Warranties of the Corporation........................................... A-14
         (b)      Authority................................................................................... A-14
         (c)      Share Ownership............................................................................. A-14

3.3      Representations and Warranties of Newco.............................................................. A-14
         (a)      Organization and Good Standing.............................................................. A-15
         (b)      Authority................................................................................... A-15
         (c)      Disclosure.................................................................................. A-15
         (d)      No Brokerage................................................................................ A-15

                                                     ARTICLE 4

                                                     COVENANTS

4.1      Access............................................................................................... A-15
4.2      Conduct of Business.................................................................................. A-15
4.3      Negative Covenants................................................................................... A-16
4.4      Satisfaction of Conditions........................................................................... A-16
4.5      Consents............................................................................................. A-16
4.6      Voting............................................................................................... A-16
4.7      Tax Sharing Agreement................................................................................ A-16
4.8      Employee Benefit Plans............................................................................... A-17
4.9      Confidentiality...................................................................................... A-17
4.10     No Solicitation...................................................................................... A-17
4.11     Covenants of the Corporation......................................................................... A-17

                                                     ARTICLE 5

                                          CONDITIONS PRECEDENT TO CLOSING

5.1      Conditions Precedent to the Obligations of Newco..................................................... A-17
         (a)      Representations True at Closing............................................................. A-18
         (b)      Compliance with Conditions of Agreement..................................................... A-18
         (c)      Lack of Material Adverse Change............................................................. A-18
         (d)      Compliance Certificate from Corporation..................................................... A-18
         (e)      Board and Shareholder Approval.............................................................. A-18
         (f)      Secretary's Certificate from Corporation.................................................... A-18
         (g)      Secretary's Certificate from NCS............................................................ A-18
         (h)      Compliance Certificate from NCS............................................................. A-18
         (i)      Opinion of Counsel.......................................................................... A-18
         (j)      Information................................................................................. A-18
         (k)      Employee Benefit Plans...................................................................... A-18
         (l)      Service Agreement........................................................................... A-19
         (m)      Security Interest........................................................................... A-19
         (n)      General Assignment.......................................................................... A-19
         (o)      Absence of Litigation or Claim.............................................................. A-19
         (p)      All Proceedings to be Satisfactory.......................................................... A-19
         (q)      Consents.................................................................................... A-19



                                    PAGE A-3



5.2      Conditions Precedent to Obligations of Corporation and NCS........................................... A-19
         (a)      Representations True at Closing............................................................. A-19
         (b)      Compliance with Conditions of Agreement..................................................... A-19
         (c)      Norwest Bank................................................................................ A-19
         (d)      Lease Commitment............................................................................ A-19
         (e)      Promissory Note............................................................................. A-20
         (f)      Opinion of Counsel.......................................................................... A-20
         (g)      Customer Support Agreements................................................................. A-20
         (h)      Compliance Certificate from Newco........................................................... A-20
         (i)      Secretary's Certificate from Newco.......................................................... A-20
         (j)      Absence of Litigation or Claim.............................................................. A-20
         (k)      All Proceedings to be Satisfactory.......................................................... A-20
         (l)      Fairness Opinion and Shareholders Approval.................................................. A-20

                                                     ARTICLE 6

                                                  INDEMNIFICATION

6.1      Indemnification...................................................................................... A-21

                                                     ARTICLE 7

                                             MISCELLANEOUS PROVISIONS

7.1      Survival of Representations and Warranties........................................................... A-22
7.2      Notices.............................................................................................. A-22
7.3      Notification of Certain Matters...................................................................... A-24
7.4      Termination.......................................................................................... A-24
7.5      Knowledge............................................................................................ A-25
7.6      No Assignment........................................................................................ A-25
7.7      Severability......................................................................................... A-25
7.8      Governing Law........................................................................................ A-25
7.9      Schedules............................................................................................ A-25
7.10     Incorporation and Amendment.......................................................................... A-25
7.11     Remedies............................................................................................. A-25
7.12     Waiver............................................................................................... A-25
7.13     Headings............................................................................................. A-25
7.14     Further Action....................................................................................... A-25
7.15     Counterparts......................................................................................... A-25
7.16     Venue................................................................................................ A-25
7.17     Public Announcements................................................................................. A-26



                                    PAGE A-4



                                MERGER AGREEMENT


         THIS AGREEMENT is made and entered into as of 5th February, 1996, by and among DMI ACQUISITION CORP., a Florida corporation ("Newco"), DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Nebraska corporation ("DHT"), NATIONAL COMPUTER SYSTEMS, INC., a Minnesota corporation ("NCS") and DIMENSIONAL MEDICINE INC., a Minnesota corporation (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation has 50,000,000 shares of common stock (the "Common Stock"), $.15 par value per share, authorized, of which 32,533,460 shares are issued and outstanding;

         WHEREAS, NCS owns 27,653,441 shares of Common Stock constituting 85% of the issued and outstanding Common Stock (the "Majority Shares");

         WHEREAS, Newco is a newly formed Florida corporation and a wholly owned subsidiary of DHT.

         WHEREAS, the parties hereto each desire that the Corporation be merged with and into Newco and that the holders of the Common Stock of the Corporation shall receive in exchange for such shares the consideration set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions set forth herein, the Corporation will be merged with and into Newco (the "Merger"), and in accordance with the Florida Business Corporation Act ("FBCA") and the Minnesota Business Corporation Act ("MBCA") the separate corporate existence of the Corporation shall cease and Newco shall be the surviving corporation in the Merger. An Agreement and Plan of Merger in accordance with the FBCA (the "Florida Agreement of Merger"), in the form attached hereto as Exhibit "A," and an Agreement and Plan of Merger in accordance with the MBCA (the "Minnesota Agreement of Merger"), in the form attached hereto as Exhibit "B" (the Minnesota Agreement of Merger and the Florida Agreement of Merger may be referred to herein collectively, as the "Agreement of Merger") shall be executed and delivered concurrently with the Closing. Pursuant to the terms contained in the Agreement of Merger, the consideration paid for (a) the shares of the Corporation's Common Stock owned by NCS shall be cash in the amount of $355,000; and (b) the remaining 4,880,019 outstanding shares of the Corporation's Common Stock shall be $.04 per share or an aggregate of $195,000. The Agreement of Merger provides for the terms of the Merger, the mode of carrying the same into effect and the manner of converting the Corporation's Common Stock into the consideration set forth therein. The "Effective Date" shall be the date set forth as such in the Florida Agreement of Merger and the Minnesota Agreement of Merger. On the "Effective Date," each and every share of the Corporation's Common Stock and other capital stock of the Corporation, if any, and any and all options, warrants or other commitments to purchase

                                    PAGE A-5

or acquire shares of the capital stock of the Corporation shall be cancelled, terminated and of no further force or effect.

         1.2 DISSENTER RIGHTS. In the event a shareholder of the Corporation exercises such shareholder's right to dissent to the Merger, pursuant to applicable state law, the Corporation shall promptly notify Newco in writing of such exercise of dissenter's rights. The Corporation shall not settle, compromise, or pay any dissenter rights without the prior written consent of Newco and consultation therewith.


                                    ARTICLE 2

                                     CLOSING

         2.1 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at Miami, Florida at 10:00 a.m. in the offices of Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo, P.A. at 2601 South Bayshore Drive, 19th Floor, Miami, Florida, or any other place agreed to by the parties, within forty-eight (48) hours after the approval of the Merger by the Corporation's shareholders and all other closing conditions are met. Such shareholder approval will be sought at the earliest date practicable but in no event later than May 15, 1996. Executed documents may be held in escrow, as the parties agree, pending the satisfaction of any conditions to close. The date of the Closing shall be referred to as the "Closing Date".


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation, hereby makes the following representations and warranties to Newco:

                  (a) ORGANIZATION AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; the Corporation has all requisite corporate power, franchises, licenses and authority to own, lease and operate its business as it is being conducted; and the Corporation is duly qualified to do business in all states where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the properties, operations, business or financial condition of the Corporation, as set forth on Schedule 3.1(a) hereto;

                  (b) ARTICLES OF INCORPORATION, BYLAWS AND CORPORATE MINUTES. Copies of the Articles of Incorporation and Bylaws of the Corporation and all amendments and restatements thereto delivered to Newco are true, correct and complete copies thereof and have not been amended since such delivery.

                  (c) CAPITALIZATION OF CORPORATION. (i) The authorized and outstanding capital stock of the Corporation is as follows:


                                    PAGE A-6


             NUMBER OF SHARES                                        SHARES
             AUTHORIZED         CLASS OF STOCK    PAR VALUE       OUTSTANDING

             50,000,000            Common            $.15          32,533,460

                  Except as described on Schedule 3.1(c) hereto, there are not currently outstanding, any subscriptions, warrants, or options or other commitments (including conversion or preemptive rights), with respect to the purchase or acquisition from the Corporation of any shares of its capital stock. As of the Effective Date all such subscriptions, warrants, options or other commitments shall be cancelled, terminated and of no further force or effect.

                  (d) AUTHORITY. The Corporation has all requisite legal and corporate power necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement shall not (i) result in the breach or violation of any term or provision of or constitute a default under or conflict with any term or provision of the Corporation's Articles of Incorporation, as amended, or By-Laws, as amended, or any material contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which the Corporation is a party or by which the Corporation is bound, or constitute an event which with notice, lapse of time, or both, would result in any such breach, violation or default, or (ii) result in the violation by the Corporation of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation. The execution, delivery and performance of the obligations of Corporation under this Agreement has been duly and effectively authorized by the Corporation's Board of Directors and will be on the Closing Date duly and effectively authorized by the Corporation's Board of Directors and shareholders, and no further corporate authority therefor or approval thereof is required by law.

                  (e) INSOLVENCY PROCEEDINGS. No insolvency proceedings, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, are pending or, to the Corporation knowledge and belief threatened against Corporation except as disclosed herein. Furthermore, the Corporation shall not institute any such action, in any form whatsoever, prior to Closing, unless specifically consented to by Newco in writing.

                  (f) GOVERNMENTAL AUTHORITIES. Except as identified on Schedule 3.1(f), the Corporation is not required to submit any notice, report or other filing to any governmental or regulatory agency, nor is any notice or report required to be obtained by the Corporation in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (g)      BALANCE SHEET AND NO MATERIAL CHANGES.

                  (1) Corporation has heretofore furnished Buyer with its Form 10-K for the year ended March 31, 1995, containing the audited financial statements of the Corporation including the Corporation's balance sheets as of March 31, 1995 and March 31, 1994 (the "Balance Sheet"), and the related statements of operations, shareholders' equity and cash flows, for the period ended March 31, 1995, audited by Ernst & Young, LLP, certified public accountants, and its Form 10-Q for the quarter ended December 31, 1995, containing internally prepared unaudited balance sheets and income statements dated as of December 31, 1995, copies of which are attached hereto as Schedule 3.1(g)) (collectively, the "Financial Statements"). The Financial Statements, including the footnotes thereto to the extent appended, except as indicated therein, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed through the periods indicated.


                                    PAGE A-7


                  The Financial Statements fairly represent the financial condition of the Corporation as of the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Corporation required to be reported under GAAP, fixed or contingent, as of the respective date thereof and the related statements of income, statements of cash flow, shareholders' equity and changes in financial position fairly present the results of the operations of the Corporation and the changes in the Corporation's financial position for the period indicated. Since the Balance Sheet date, except as disclosed on any schedule hereto there has been (i) no material adverse change in the assets or liabilities, or in the business or condition of the Corporation, financial or otherwise, or the result of operations of the Corporation, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, casualty, labor, Act of God or other public force or otherwise, and (ii) no change in the assets or liabilities or in the business or condition of the Corporation, financial or otherwise, or in the results of operations or prospects of the Corporation, except in the ordinary course of business; and (iii) no factor or condition exists or, to the Corporation's knowledge and belief, is contemplated or threatened, which might cause such a change in the future except as disclosed on any schedule hereto, and (iv) no dividends or other distributions have been paid or made upon any shares of capital stock of the Corporation nor have any shares of capital stock of the Corporation been redeemed, retired, purchased or acquired for value by the Corporation.

                  (h) ACCOUNTS RECEIVABLE. Except as otherwise set forth in
Schedule 3.1(h), none of the accounts receivable of the Corporation are subject to any stated claim of offset, recoupment, setoff or counterclaim, and the Corporation has no knowledge of any facts or circumstances giving rise to such claim. Furthermore, except as set forth on Schedule 3(h), no such account receivable is contingent upon the performance by the Corporation of any obligation or contract. Except as otherwise set forth in Schedule 3.1(h), no person has any lien on such receivables or any part thereof, no agreement for deduction, free goods, discount or other deferred price has been made with respect to any of such accounts receivable.

                  (i) ABSENCE OF UNDISCLOSED LIABILITIES. The Corporation represents and covenants that there are not presently, nor were there as of the dates of the Financial Statements, any liabilities or commitments, accrued absolute, contingent or otherwise, of the Corporation, except liabilities or commitments (i) reflected on the Financial Statements; (ii) liabilities or commitments incurred by the Corporation in the ordinary course of its business since the date of the Financial Statements which in the aggregate do not exceed $15,000; or (iii) liabilities and commitments identified in this Agreement or any schedule or exhibit hereto.

                  (j) CHANGES. Since Balance Sheet date, except as disclosed in
Schedule 3.1(j), there has not been:

                           (1) any change in the assets, liabilities, condition
                  (financial or otherwise), affairs, earnings, business, operations, or prospects of the Corporation except for changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse;

                           (2) any change in the liabilities or obligations of
                  the Corporation, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise, except current liabilities incurred in the ordinary course of business, none of which materially and adversely affects the business, prospects, condition, affairs, properties or assets of the Corporation;

                           (3) any damage, destruction or loss, whether or not
                  covered by insurance, materially and adversely affecting the properties, operation or business of the Corporation;


                                    PAGE A-8


                           (4) any waiver by the Corporation of a valuable right
                  or of a material debt owed to it;

                           (5) any loans made by the Corporation to its
                  employees, officers, or directors other than advances of expenses made in the ordinary course of business;

                           (6) any declaration or payment of any dividend or
                  other distribution of the assets of the Corporation or any direct or indirect redemption, purchase or acquisition of any securities of the Corporation;

                           (7) any labor organization activity or organized
                  labor trouble;

                           (8) any sale, transfer, or lease of any of the
                  Corporation's assets except in the ordinary course of business or any mortgage or pledge of or lien imposed upon any of the Corporation's assets;

                           (9) to the best of the Corporation's knowledge, any
                  other event or condition of any character which has materially and adversely affected the business, prospects, condition, affairs, operations, properties or assets of the Corporation;

                           (10) any increase in compensation of any of its
                  existing officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

                           (11) the resignation or termination of John Paumen,
                  John McGibbon, Valerie McGibbon, Clark Zumbach, Mark Blatzheim or Ken Waldbillig;

                           (12) any change in the accounting methods or
                  practices followed by the Corporation;

                           (13) any issuance of any stock, bonds, or other
                  securities of the Corporation or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights; or

                           (14) any agreement by the Corporation to do or enter
                  into any of the foregoing.

                  (k) TITLE AND RELATED MATTERS. Schedule 3.1 (k) is a true and correct listing of all categories and the net book value of all tangible property (real and personal) owned or leased by the Corporation which are not set forth on the Financial Statements. The Corporation has good and marketable title to all of the assets free and clear of all mortgages, liens, pledges, charges and encumbrances, easements, liabilities, or any other adverse claims of every kind or character, except as so indicated on Schedule 3.1(k). All of the assets necessary for the operation of the Corporation's business, including real and personal property and leasehold interests, of the Corporation are in good and satisfactory working condition.

                  (l) PATENTS AND TRADEMARKS. Schedule 3.1(l) contains a true and correct list of all registered patents, patent applications, trademarks, trade names, copyrights, intellectual properties or service marks owned by or registered in the name of the Corporation. Furthermore, except as shown on
Schedule 3.1(l), there are no material unregistered patents, patent applications, trademarks, tradenames, copyrights, intellectual properties or servicemarks owned by the Corporation. Except as shown on Schedule


                                    PAGE A-9


3.1(l), there are no outstanding claims, liens, encumbrances, options, licenses, or agreements of any kind relating to the foregoing, nor is the Corporation bound by or party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To its best knowledge and belief, the Corporation has sufficient title and ownership of all patents, licenses, trademarks, servicemarks, trade names, copyrights to conduct its business as now operated without any conflict with or infringement of the rights of others. To the knowledge and belief of the Corporation, the Corporation has not infringed or violated in any way any valid patent, trademark, trade name or copyright of others, nor has the Corporation received any notice, claim or protest respecting any such violation or infringement. The Corporation is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Corporation or that would conflict with the Corporation's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Corporation's business by the employees of the Corporation, nor the conduct of the Corporation's business as currently conducted, will, to the Corporation's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Corporation does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Corporation.

                  (m) TAX MATTERS. Except as set forth on Schedule 3.1(m), the Corporation has filed or caused to be filed, within the times and within the manner prescribed by law, all Federal, state, local and foreign tax returns and reports heretofore required to be filed by it, and has no current extensions for the filing of any such returns or reports, or delinquent liabilities. To the Corporation's best knowledge and belief, such returns and reports reflect accurately all tax liability of the Corporation for the periods covered thereby. All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Corporation (including for this purpose any subsidiary of the Corporation, for such taxable period or periods in which such former subsidiary was an affiliated group as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended, of which the Corporation was a member) has been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Corporation. No examination of any tax return of the Corporation is currently in progress or has been noticed except as set forth on Schedule 3.1(m). There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Corporation.

                  (n) BROKER. No agent, broker or other person acting pursuant to authority of Corporation is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement, except as disclosed on Schedule 3.1(n).

                  (o) DISCLOSURE. No representation, statement or information which has been or shall be made or furnished by the Corporation to Newco, including but not limited to those contained in this Agreement and the schedules hereto and/or any other schedules, listings or other written information furnished by Corporation, contains, or shall contain, any untrue statement of material fact or omits or shall omit any material fact necessary to make the information contained in such representation, or information, in light of the circumstances under which they were made not misleading.


                                   PAGE A-10


                  (p)      AGREEMENTS; ACTION.

                           (1) Except as listed on Schedule 3.1(p) hereto, there
are no agreements, understandings, instruments, contracts, or proposed transactions between the Corporation and the NCS.

                           (2) Except as listed on Schedule 3.1(p) hereto, there
are no agreements, understandings, instruments, contracts, proposed transactions to which the Corporation is a party or by which it is bound which (a) involve obligations (contingent or otherwise) of, or payments to the Corporation in excess of, $15,000, (b) are material to the conduct and operations of the Corporation's business or properties, including, without limitation, the license of any patent, copyright, trade secret, or other proprietary rights to or from the Corporation or provisions restricting or affecting the development, manufacture, or distribution of the Corporation's products or services, (c) involve any employment or consulting arrangement, whether written or oral, between the Corporation and any person or (d) provide for the grant to any person of a right to cause the Corporation to register any securities of the Company for sale.

                           (3) Since the date of the Financial Statements,
except as listed on Schedule 3.1(p) hereto, the Corporation has not (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (b) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $15,000 or, in the case of indebtedness and/or liabilities individually less than $15,000, in excess of $15,000 in the aggregate, (c) made any loans or advances to any person, other than ordinary advances for travel expenses, or (d) sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (4) For the purposes of subsections (2) and (3)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, and proposed transactions involving the same person or entity (including persons or entities the Corporation has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (5) The Corporation is not a party to any indenture,
loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which has a material adverse effect on the Corporation or limits or restricts the ability of the Corporation to carry out its obligations under this Agreement. The Corporation is not in material default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                  (q) LITIGATION AND PROCEEDINGS. There is no suit, arbitration or legal proceeding or investigation pending or, to the Corporation's knowledge and belief any threatened or contemplated suit, arbitration, legal proceeding or investigation, either administrative or judicial, relating to the Corporation or its business, the contracts set forth on Schedule 3.1(p) hereto or the transactions contemplated by this Agreement which if determined or resolved adversely to the Corporation may reasonably be expected to have a materially adverse effect on the properties, operations, business or financial condition of the Corporation, except as set forth and described in Schedule 3.1(q). The Corporation is not, to its best knowledge and belief, the subject of any investigation or proceeding by any governmental body relating to its business. The Corporation is not subject to, nor in default of, any indictment, order or award of any court, arbitrator or governmental body, domestic or foreign, relating to its business.

                  (r) INSURANCE. The insurance policies owned by the Corporation are valid and enforceable in accordance with their terms and are now outstanding, duly in force, and provide adequate


                                   PAGE A-11


insurance for the Corporation's business and the Corporation's assets. Schedule 3.1(r) sets forth a list of all insurance policies owned by the Corporation, the identity of the insurance company, the type and amount of coverage, the expiration dates of the policies, the parties insured, and the amount of premiums for the respective policies.

                  (s) ILLICIT ACTIVITIES. Neither Corporation nor, to the Corporation's best knowledge and belief, any of the Corporation's directors, officers or employees have, in connection with the operation of its business:

                            (i) Made any illegal political contributions from
the Corporation's assets; or

                           (ii) Been involved in the disbursement or receipt of
corporate funds outside the normal systems of accountability; or

                          (iii) Made or received payments, whether directly or
indirectly, to or from foreign or domestic governments, officials, employees or agents for purposes other than the satisfaction of lawful obligations, or been involved in any transaction that has as its intended effect the transfer of the Corporation's assets in the manner described; or

                           (iv) Been involved in the improper or inaccurate
recording of payments and receipts on the books of the Corporation or any other matters of a similar nature involving disbursements of the Corporation's assets.

                  (t) CLAIMS. Schedule 3.1(t) contains a true and complete list of all claims in excess of Five Thousand Dollars ($5,000.00) which have been asserted in respect of the Corporation's business since January 1, 1992, with respect to any express or implied representation, warranty, agreement or guarantee made (or claimed to have been made), or imposed, or asserted to be imposed by operation of law, in connection with any product or service provided by, or sold in the course of, the Corporation's business, and a summary description of the status or disposition of each such claim. All of such claims were and are covered under the professional liability insurance policies, self-insurance programs or reserves of the Corporation.

                  (u) REPORTS. The Corporation has furnished an accurate and complete copy of each registration statement, report and proxy statement filed by the Corporation with the Securities and Exchange Commission (the "Commission") since December 31, 1992 (collectively, the "SEC Reports"). None of such SEC Reports contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1992, the Corporation has filed all required forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

                  (v) GOVERNMENTAL APPROVALS. The Corporation has, to its best knowledge and belief, taken all necessary actions to provide that in the conduct of its business, the use and occupancy by the Corporation of all facilities and properties upon which the operations of its business are conducted and the products developed or services provided in the conduct of its business is and shall continue to be in compliance in all respects with all Federal, state, county, local or other governmental statutes and ordinances, and with all rules and regulations of all Federal, state, county, local and other governmental agencies and bodies, applicable to it, and to the conduct of its business where non-compliance may


                                    PAGE A-12


reasonable be expected to have a material adverse effect on the properties, operations, business or financial condition of the Corporation.

                  (w) EMPLOYEES AND EMPLOYER BENEFIT PLANS. The Corporation has no employee benefit plan of any kind or nature except as set forth on Schedule 3.1(w).

                  (x) LABOR RELATIONS. There has not been, nor is there threatened, any strike, slowdown, picketing or work stoppage by any union against the Corporation's premises or products, any secondary boycott with respect to the Corporation or its products, any lockout by the Corporation of any of its employees or any other labor trouble or other occurrence, event or condition of a similar character affecting, or which may affect, the operations or conditions of the Corporation.

                  (y) FEES, COMMISSIONS AND ROYALTIES. Corporation has no relationship with any distributor, agent, employee or other representative anywhere in the world which is entitled to fees, commissions, royalties or any other payments as a result of the sale of the Corporation's securities, products, services, or pursuant to its on going business, except as disclosed in
Schedule 3.1(y);

                  (z) ENVIRONMENTAL MATTERS. The Corporation has, to its best knowledge and belief, all governmental licenses and permits necessary in order to conduct its business and where the failure to have such permit or license would have a materially adverse effect on the properties, operations, business or financial condition of the Corporation, including any such licenses or permits required for the storage, treatment and disposal of any materials defined as "hazardous substances" under the Federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") and similar state laws: (i) to or at any location other than a site lawfully permitted to receive such hazardous waste, hazardous substances or other material which may constitute an environmental hazard for such purposes, (ii) to or at any location designated for remedial action pursuant to CERCLA or any similar state laws, or (iii) not in contravention of any environmental laws, regulations, ordinances or rules. The Corporation has not discharged, dumped, buried, spilled or otherwise released any hazardous substances, or any other material which may constitute an environmental hazard, into or on any property or facility which the Corporation owns, leases or operates, including the soil, surface water and ground water, in violation of any environmental laws, regulations, ordinances or rules. To the Corporation's knowledge and belief, no inspection, audit, or other investigation has been conducted as to the quality of the air, surface or sub-surface conditions at any property or facility which the Corporation owns, leases or operates, by any person, including governmental agencies. The Corporation has not received (i) any notice that any person, including governmental agencies, proposes to carry out an inspection, audit or other investigation of or at any property or facility which the Corporation owns, leases or operates, (ii) any notice that conditions at any such property or facility are in violation of any environmental laws, regulations, ordinances or rules, or (iii) any notice (including requests for information) from any person, including governmental agencies, asserting that the Corporation is or may be a "potentially responsible party" or otherwise liable with respect to a remedial action or the payment of response costs at a waste storage, treatment or disposal facility, pursuant to CERCLA or any similar state laws.

                  (aa) FDA REGULATION. Except as provided in Schedule 3.1(aa), the Corporation's business as presently conducted, complies with all applicable regulations promulgated by the United States Food and Drug Administration (the "FDA") when noncompliance may reasonably be expected to have a materially adverse effect on the properties, operation, business or financial condition of the Corporation. The Corporation has filed with and received approval from the FDA with respect to 510(k) Reports relating to the Corporation's products marketed under the name "Maxiview" "Maxfile" and "Powerstation," respectively.


                                   PAGE A-13


                  (bb) SUBSIDIARIES. Except as listed on Exhibit 3.1(bb) hereto, the Corporation does not presently own or control directly or indirectly any interest in any other corporation, association, or other business entity.

                  (cc) SOFTWARE. The Corporation has complete and exclusive right, title, and interest in and to all tangible and intangible property rights existing in the software listed on Schedule 3.1(cc) hereto (the "Software"). The Software has either been acquired or developed by the Corporation entirely through its own efforts for its own account and the Software is free and clear of all liens, claims, co-ownership rights of any kind or nature, encumbrances, or equities whatsoever of any third party except as set forth on Schedule 3.1(cc). The Software does not infringe any patent, copyright, or trade secret of any third party; the Software is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain; and the source code and system specifications for the Software have been maintained in confidence or when disclosed been subject to a confidentiality agreement. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software either (1) have been party to a for-hire relationship with the Corporation that has accorded the Corporation full, effective, and exclusive original ownership of all tangible and intangible property thereby arising with respect to the Software, or (2) have executed appropriate instruments of assignment in favor of the Corporation as assignee that have conveyed to the Corporation full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software. There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization except as set forth on
Schedule 3.1(cc).

         3.2 REPRESENTATIONS AND WARRANTIES OF NCS. NCS makes the following representations and warranties to Newco:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. To NCS's knowledge, the representations and warranties of the Corporation are true and correct.

                  (b) AUTHORITY. NCS has all requisite legal and corporate power necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement shall not (i) result in the breach or violation of any term or provision of or constitute a default under or conflict with any term or provision of NCS's Articles of Incorporation, as amended, or By-Laws, as amended, or any material contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which NCS is a party or by which NCS is bound, or constitute an event which with notice, lapse of time, or both, would result in any such breach, violation or default, or (ii) result in the violation by NCS of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation. The execution, delivery and performance of the obligations of NCS under this Agreement has been, and will be on the Closing Date, duly and effectively authorized by NCS and no further corporate authority therefor or approval thereof is required by law.

                  (c) SHARE OWNERSHIP. NCS is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to the Majority Shares. NCS is the lawful owner of, and has good and marketable title to the Majority Shares, free and clear of any mortgages, pledges, claims, liens, charges or encumbrances of any kind.

         3.3 REPRESENTATIONS AND WARRANTIES OF NEWCO. Newco makes the following representations and warranties to the Corporation and NCS:


                                   PAGE A-14


                  (a) ORGANIZATION AND GOOD STANDING. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska and is duly qualified to do business in all states where its activities make such qualification necessary.

                  (b) AUTHORITY. Newco has full power and has taken all corporate action necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement shall not (i) result in the breach or violation of any term or provision of or constitute a default under or conflict with any term or provision of its Articles of Incorporation, as amended, or By-Laws, as amended, or any material contract, agreement, lease, commitment, license, franchise, permit, authorization, or concession to which it is a party or by which it is bound, or constitute an event which with notice, lapse of time, or both, would result in any such breach, violation or default, or (ii) result in the violation by it of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation. The execution, delivery and performance of the obligations of Newco under this Agreement has been duly and effectively authorized by Newco's Board of Directors and no further corporate authority therefor or approval thereof is required by law. This Agreement constitutes a valid and binding agreement of Newco.

                  (c) DISCLOSURE. No representation, statement or information which has been or shall be made to Corporation or NCS in or pursuant to this Agreement or in connection with preparation of materials for submission to the Corporation's shareholders contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (d) NO BROKERAGE. Newco has not employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.


                                    ARTICLE 4

                                    COVENANTS

         4.1 ACCESS. The Corporation shall give to Newco, from and after the date of execution of the Agreement until the Closing, access to its premises during normal business hours in order to enable Newco to inspect its business. The Corporation shall make available for review all information in its possession reasonably requested by Newco which is related to its business. The Corporation shall also permit Newco to meet with and question their independent certified public accountants and other advisors. The parties acknowledge that said activities shall be conducted during normal business hours and shall not disrupt or interfere with the conduct of the Corporation's business.

         4.2 CONDUCT OF BUSINESS. From the date hereof, until Closing, the Corporation shall: (a) provide Newco with weekly written or telephonic reports relating to the Corporation's business operations and with such information as Newco reasonably requests in writing, telephonically or at a meeting, (b) enter into joint marketing activities with Newco in accordance with the terms of a letter agreement attached hereto as Exhibit "E" pursuant to which Newco shall receive thirty (30%) percent of all net licensing fees, (c) operate and conduct its business in a reasonable diligent manner and in the ordinary course consistent with past custom and practice; (d) use best efforts to maintain and safeguard its properties; (c) use best efforts to preserve intact its organization and personnel; (e) use best efforts to preserve intact its relationships with vendors, customers and others having business relations with them; (f) carry insurance, including liability

                                   PAGE A-15


insurance, in character and amount in accordance with past custom and practice;
(g) notify Newco of any lawsuits, claims, proceedings or investigations that are instituted against them, their officers or directors, or, to their knowledge, threatened against them, their officers or directors; and (h) use reasonable best efforts to comply in all material respects with all material laws, rules, regulations and governmental authorities applicable to it and to the conduct of its business.

         4.3 NEGATIVE COVENANTS. The Corporation covenants and agrees that, from the date hereof until the Closing Date, it shall not without the prior written consent of Newco or DHT, where such consent may be granted or withheld at the sole discretion of Newco or DHT, (a) make any changes to its Articles of Incorporation or By-Laws; (b) borrow money without the consent of Newco; (c) sell, transfer, assign, mortgage, pledge, encumber, or permit the creation of any lien or security interest with respect to, any assets or properties; (d) make any material investment or expenditure of a capital nature greater than $15,000; (e) enter into any material contracts or commitments for greater than $15,000; (f) hire additional management personnel earning an annual salary greater than $25,000 or terminate existing management employees as identified in
Section 3.1(j)(ii) herein; (g) enter into any joint venture, licensing, partnership or other similar agreement with any party or modify, assign or hypothecate any existing agreements; (h) declare any dividends or make other distributions with respect to its capital stock; (i) authorize, issue, sell or exchange any debt or equity securities, or any stock options or warrants; (j) make loans, advances or prepayments or extend credit to any of its shareholders, officers or directors except current credit agreements; or (k) sell, discount for cash or factor accounts receivable or enter into similar transactions.

         4.4 SATISFACTION OF CONDITIONS. The parties hereto shall use their best efforts to satisfy all conditions precedent to the Closing on or prior to the Closing Date.

         4.5 CONSENTS. The parties shall obtain all material consents, assignments or approvals of third parties which may be required to any and all of the transactions contemplated hereby. The Corporation shall use its best efforts to prepare, file with the U.S. Securities and Exchange and distribute to shareholders a proxy statement, and all other documents relating thereto, and hold a shareholders' meeting relating to the approval of the transaction contemplated by this Agreement as soon as reasonably possible. All disclosure in such documents relating to Newco and the transactions contemplated by this Agreement shall be subject to Newco's approval. The Corporation shall use its best efforts to obtain shareholder approval of the Merger.

         4.6 VOTING. NCS shall vote the Majority Shares in favor of all transactions necessary to accomplish the Merger between the Corporation and Newco and the transactions contemplated by this Agreement, provided, however, NCS shall not be obligated to vote in favor of the Merger if and only if NCS reasonably determines, in good faith and after full and advised consideration, that such vote in favor of the Merger would cause NCS to breach its fiduciary duties under applicable law.

         4.7 TAX SHARING AGREEMENT. Within forty-five (45) days after the Closing Date, NCS shall deliver to Newco a final computation reflecting the amount owed as of the Closing Date to the Corporation or to NCS pursuant to the Tax Sharing Agreement, effective as of December 20, 1993. Newco shall have a period of ten (10) days to agree or disagree with such computation. If Newco disagrees with such computation, an independent third party mutually agreed upon by Newco and NCS shall compute the amount owed and such determination shall be binding upon NCS and Newco. The amount owed for the period ending January 31, 1996 shall be paid within ten (10) days of determination. The remainder which is associated with NCS's tax year ending January 31, 1997 shall be paid upon NCS's filing of its tax return for the fiscal year ending January 31, 1997.


                                   PAGE A-16


         4.8 EMPLOYEE BENEFIT PLANS. Commencing on the Closing Date, the Corporation's employees shall be entitled to participate in Newco's employee benefit plans. For purposes of participating in such plans the Corporations employees shall be deemed to have been employees of Newco as of their actual employment commencement date with the Corporation, however, for purposes of this
Section 4.8, in no event shall such date be deemed to be less than one (1) year prior to the Closing Date nor shall any employee be deemed to have been employed by the Corporation for more than five (5) years.

         4.9 CONFIDENTIALITY. The parties to this Agreement will each hold, and will use its best efforts to cause its respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Corporation, Newco and DHT furnished in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of any party hereto, or (iii) later lawfully acquired by a party hereto from sources other than a party hereto, provided that any party hereto may disclose such information to its officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. The obligation of each party hereto to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, such confidences shall be maintained and each party hereto will, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from such other party hereto in connection with this Agreement that are subject to such confidence.

         4.10 NO SOLICITATION. In consideration of the efforts and expenses incurred by Newco and DHT to effect the consummation of the transactions contemplated herein, the Corporation covenants and agrees that from the date hereof, it shall not initiate, solicit or seek, directly or indirectly, by any means or in any form or manner whatsoever, to enter any transaction with a third party which may result in the sale of all or substantially all of its assets, the sale of its capital stock, its merger with or into another entity or any business combination. Furthermore, the Corporation agrees that in the event, not as a result of its solicitation or initiation, it engages discussions or negotiations, oral or written, with a third party to engage in a transaction which may result in the sale of all or substantially all of its assets, the sale of its capital stock, its merger with or into another entity or any other business combination, it shall immediately notify Newco and keep Newco apprised of the progress of such discussions and/or negotiations, and shall promptly provide Newco true, correct and complete copies of all correspondence and documents related thereto.

         4.11 COVENANTS OF THE CORPORATION. Sections 4.1, 4.2, 4.3 and 4.8 are solely the responsibility of the Corporation.


                                    ARTICLE 5

                         CONDITIONS PRECEDENT TO CLOSING

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NEWCO. The obligation of Newco to complete the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:


                                   PAGE A-17


                  (a) REPRESENTATIONS TRUE AT CLOSING. The representations and warranties of the Corporation and NCS contained in this Agreement and all schedules attached hereto, shall be true and correct in all material respects at and as of the date hereof and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time.

                  (b) COMPLIANCE WITH CONDITIONS OF AGREEMENT. The Corporation and NCS shall have performed and complied in all material respects with all material obligations required by this Agreement as a condition precedent to Closing.

                  (c) LACK OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition, financial or otherwise, of the Corporations business or in the ability to continue to conduct the business in the usual and ordinary course.

                  (d) COMPLIANCE CERTIFICATE FROM CORPORATION. The President of the Corporation, shall deliver to Newco at the Closing a certificate confirming the matters specified in Sections 5.1(a) and (b) as they relate to the Corporation.

                  (e) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors and shareholders of the Corporation shall have approved the Merger, Agreement of Merger, this Agreement and the transactions contemplated hereby.

                  (f) SECRETARY'S CERTIFICATE FROM CORPORATION. A certificate, dated as of the Closing Date, of the Secretary of the Corporation certifying that: (i) attached is a true and correct copy of the Articles of Incorporation and Bylaws of the Corporation as then in effect; (ii) attached is a true and correct copy and the resolutions adopted by the Board of Directors and shareholders of the Corporation approving the Merger, Merger Agreement, this Agreement and the transactions contemplated hereby; and (iii) to the incumbency and specimen signatures of each officer of the Corporation executing this Agreement and the other agreements and certificates contemplated thereby.

                  (g) SECRETARY'S CERTIFICATE FROM NCS. A certificate, dated as of the Closing Date, of the Secretary of NCS certifying that (i) this Agreement and the transactions contemplated hereby have been duly authorized by NCS and
(ii) to the incumbency and specimen signatures of each officer of NCS executing this Agreement and the other agreements and certificates contemplated hereby.

                  (h) COMPLIANCE CERTIFICATE FROM NCS. An officer of NCS shall deliver to Newco at Closing a certificate confirming the matters specified in Sections 5.1(a) and (b) as they relate to NCS.

                  (i) OPINION OF COUNSEL. Newco shall have received from Lindquist and Vennum, PLLP, counsel for NCS and Corporation, an opinion, dated as of the Closing, in the form attached hereto as Exhibit "C."

                  (j) INFORMATION. Newco shall have received all information reasonably requested by it relating to the business of the Corporation.

                  (k) EMPLOYEE BENEFIT PLANS. The Corporation shall have arranged to have terminated all employee benefit plans of any kind or nature, and any and all rights or obligations relating thereto, simultaneous with the Closing or as soon thereafter as practicable except with respect to the Corporation's 401(K) plan and Employee Stock Ownership Plan in connection with which all benefits thereunder shall be frozen prior to the Closing Date.


                                   PAGE A-18


                  (l) SERVICE AGREEMENT. The Service Agreement, effective June 1, 1994, between the NCS and the Corporation, and all right and obligations relating thereto, shall be terminated.

                  (m) SECURITY INTEREST. NCS shall have terminated all security interests relating to the Corporation's assets, tangible or intangible, and filed all appropriate termination statements with filing offices.

                  (n) GENERAL ASSIGNMENT. NCS shall deliver to Newco a general assignment in a form reasonably satisfactory to Newco and NCS counsel with respect to any interest it may have in the Corporation's patents, patent applications, trademarks, tradenames, service marks or Software. The general assignment shall not include any trademarks, tradenames or service marks identifying or referring to NCS or its business.

                  (o) ABSENCE OF LITIGATION OR CLAIM. Neither Corporation or NCS shall have become aware or received notice of any threatened, pending or commenced litigation, arbitration, administrative hearing or investigation, termination of any material contract, or other action seeking to prevent, or having a potential material detrimental effect upon Newco in connection with, the consummation of the transactions contemplated by this Agreement, nor shall such action(s) have been pending, commenced or threatened.

                  (p) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Corporation in connection with the transactions contemplate by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Newco and its counsel, and Newco and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                  (q) CONSENTS. Corporation shall have obtained all material consents required to be obtained by it in connection with the consummation of the transactions contemplated by this Agreement.

         5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF CORPORATION AND NCS. The obligation of Corporation and NCS to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) REPRESENTATIONS TRUE AT CLOSING. The representations and warranties of Newco contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Newco shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing.

                  (b) COMPLIANCE WITH CONDITIONS OF AGREEMENT. Newco shall have performed and complied in all material respects with its obligations required by this Agreement.

                  (c) NORWEST BANK. Newco or DHT shall have entered into an agreement with Norwest Bank ("Bank") with respect to that certain Line of Credit between the Corporation, as maker, and the Bank, as payee, upon terms satisfactory to NCS, whereby the Bank shall release and hold harmless the NCS under its guarantee of such Letter of Credit. Newco agrees to pay down the amount outstanding under the Letter of Credit if necessary to release and hold harmless the NCS from such guarantee.

                  (d) LEASE COMMITMENT. Newco or DHT shall have entered into agreements with certain parties to assume the customer and bank lease commitments set forth on Schedule 5.2(d), upon terms


                                   PAGE A-19


satisfactory to NCS, relating to representations and warranties on agreements between the Corporation and its customers and leasing company whereby NCS is currently the guarantor.

                  (e) PROMISSORY NOTE. Newco or DHT shall have paid to NCS the balance outstanding at time of Closing, in satisfaction of all amounts due under that certain promissory note dated March 31, 1995 by and between the Corporation, as maker, and NCS, as payee.

                  (f) OPINION OF COUNSEL. Corporation and NCS shall have received from Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo, P.A., counsel for Newco, an opinion, dated as of the Closing, in the form attached hereto as Exhibit "D."

                  (g) CUSTOMER SUPPORT AGREEMENTS. Newco or DHT shall have used its best efforts to assume the customer standby support agreements between NCS and customers of the Corporation listed on Schedule 5.2(d) hereto.

                  (h) COMPLIANCE CERTIFICATE FROM NEWCO. The President of Newco shall deliver to the Corporation and NCS at the Closing a certificate confirming the matters specified in Sections 5.2(a) and (b).

                  (i) SECRETARY'S CERTIFICATE FROM NEWCO. A certificate, dated as of the Closing Date, of the Secretary of Newco certifying that: (i) attached is a true and correct copy of the Articles of Incorporation and Bylaws of Newco as then in effect; (ii) attached is a true and correct copy and the resolutions adopted by the Board of Directors and shareholders of Newco approving the Merger, Merger Agreement, this Agreement and the transactions contemplated hereby; and (iii) to the incumbency and specimen signatures of each officer of Newco, executing this Agreement and the other agreements and certificates contemplated hereby.

                  (j) ABSENCE OF LITIGATION OR CLAIM. Newco shall not have become aware or received notice of any threatened, pending or commenced litigation, arbitration, administrative hearing or investigation, termination of any material contract, or other action seeking to prevent, or having a potential detrimental effect upon the Corporation or NCS in connection with, the consummation of the transactions contemplated by this Agreement, nor shall such action(s) have been pending, commenced or threatened.

                  (k) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by Newco in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Corporation, NCS and their respective counsel, and the Corporation, NCS and their respective counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                  (l) FAIRNESS OPINION AND SHAREHOLDERS APPROVAL. The fairness opinion of John G. Kinnard and Company, Inc. shall be satisfactorily updated concurrent with mailing the proxy material to the shareholders and the shareholders of the Corporation shall have duly approved the Merger.


                                   PAGE A-20


                                   ARTICLE 6

                                 INDEMNIFICATION

         6.1 INDEMNIFICATION.

                  (a) Subject to subsection (d) below, NCS shall indemnify Newco and hold it harmless against any loss, liability, damage, deficiency or expense (including reasonable legal expenses and costs as incurred) (collectively, "Losses") which Newco may suffer, sustain or become subject to, directly or indirectly, as a result of or in connection with the breach or inaccuracy by NCS of its representations or warranties contained in Section 3.2 of this Agreement. With respect to claims for breaches of representations or warranties contained in this Agreement, or in any agreement relating to or contemplated hereby, NCS shall be liable with respect to any Losses regardless of when finally ascertained, provided written notice is given by Newco pursuant to Paragraph(d) below. Notwithstanding the foregoing, the representations and warranties of NCS and the indemnification obligation of NCS contained in this Agreement shall terminate and expire six (6) months from the Closing Date. Furthermore, the maximum aggregate amount which NCS may be liable for pursuant to its indemnification obligation contained in this Agreement shall be $355,000.

                  (b) Subject to subsection (d) below, Newco shall indemnify the Corporation and NCS and hold them harmless against any Losses which they may suffer, sustain or become subject to, as the result of or in connection with (i) the breach by Newco of any representation or warranty of Newco contained in this Agreement, or in any agreement relating to or contemplated hereby, or (ii) the breach by Newco of any covenant or agreement of Newco contained in this Agreement or in any agreement relating to or contemplated hereby. With respect to claims for breaches of representation and warranties contained in this Agreement, or in any agreement relating to or contemplated hereby, Newco will be liable with respect to any Losses, regardless of when finally ascertained, if written notice of a claim for such breach is given by Corporation or NCS to Newco pursuant to paragraph (c) below.

                  (c) Subject to subsection (d) below, Newco and DHT shall indemnify NCS and hold it harmless against any Losses (including without limitation, any cost or expenses associated with performance of standby support obligations) which it may suffer, sustain, incur or become subject to, as a result of or in connection with, any claim, demand or other requirement made or asserted against NCS from and after the Closing Date, under, pursuant to or arising out of any standby support agreement or other similar agreement between NCS and any customer of the Corporation, as listed on Schedule 5.2(d) hereto, pursuant to which NCS guarantees, agrees to provide for or agrees to perform in place of, the performance of the Corporation, (collectively, "Standby Support Agreements"). Notwithstanding subsection (d) below, NCS shall be entitled at its option, but not obligated, to perform the requirements of any Standby Support Agreement, upon customer demand until and unless Newco provides performance which is satisfactory to the customer as confirmed by the customer in writing, and all expense of such performance, if any, in addition to any other Losses resulting from such claim, shall be subject to the indemnity provided in this
Section 6.1(c).

                  (d) Any party making a claim for indemnification under this
Section 6.1 (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after discovering the claim or receiving written notice of a claim against it (if by a third party), describing the


                                   PAGE A-21


claim, the amount thereof (if known and quantifiable), and the basis thereof. Any claim for indemnification under this Section 6.1 to the extent such claim can be reasonably quantified, must be for a minimum amount of $15,000 or when the amount of such claim is aggregated with other claims for indemnification brought under this Section 6.1 equals or exceeds $15,000. An Indemnitor shall be entitled to participate in the defense of such action at its expense, and at its option (subject to the limitations set forth below) shall be entitled to assume control of such defense with reputable counsel; provided, that prior to Indemnitor assuming control of such defense it or they shall first verify to the Indemnitee in writing that such Indemnitor shall be fully responsible for such claim and that it will provide the full indemnification required hereunder to Indemnitee with respect to such claim, including payment thereof and performance thereunder; and provided further, that:

                           (i) The Indemnitee shall be entitled to participate
in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel which shall be borne by Indemnitee. Notwithstanding the foregoing, the fees and expenses of such separate counsel incurred prior to the date the Indemnitor's counsel effectively assumes control of such defense shall be borne by the Indemnitor; and

                           (ii) The Indemnitee shall be entitled to assume
control of such defense and shall bear the fees and expenses of counsel retained by the Indemnitor if, upon petition by Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                           (iii) The Indemnitor shall not be entitled to control
the defense of any claim to the extent that the claim seeks an injunction or equitable relief against Indemnitee which, if successful, could materially interfere with the business of the Indemnitee. If the Indemnitor, with the consent of the Indemnitee, shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnitee.

                           (iv) If the claim is the result of an asserted breach
of any warranty, representation or covenant, and such claim is material, then the costs of defense of such claim shall be borne by the Indemnitor on a current basis if so requested by Indemnitee.


                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless limited herein to the contrary, all representations, warranties, covenants and other agreements contained herein or appended hereto shall survive the execution and delivery of this agreement and the Closing, irrespective of any investigation made by or on behalf of either party.

         7.2 NOTICES. All notices which are permitted or required under this Agreement shall be in writing and delivered personally or by certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by written notice by one party to another:


                                   PAGE A-22


         If to NEWCO:               DMI ACQUISITION CORP.
                                    101 Southhall Lane, Suite 210
                                    Maitland, Florida  32751
                                    Attn:  Mitchel J. Laskey, President

         With a copy to:            Richard N. Bernstein, Esq.
                                    Cohen, Berke, Bernstein,
                                      Brodie, Kondell & Laszlo, P.A.
                                    Terremark Centre, 19th Floor
                                    2601 South Bayshore Drive
                                    Miami, Florida  33133

         If to DHT:                 Dynamic Healthcare Technologies, Inc.
                                    101 Southhall Lane, Suite 210
                                    Maitland, Florida  32751
                                    Attn:  Mitchel J. Laskey, President

         With a copy to:            Richard N. Bernstein, Esq.
                                    Cohen, Berke, Bernstein,
                                      Brodie, Kondell & Laszlo, P.A.
                                    Terremark Centre, 19th Floor
                                    2601 South Bayshore Drive
                                    Miami, Florida  33133

         If to CORPORATION:         DIMENSIONAL MEDICINE, INC.
                                    10901 Bren Road East
                                    Minnesota, MN  55343
                                    Attn:  John Paumen, President

         With a Copy to:            John Houston, Esq.
                                    Lindquist & Vennum, P.L.L.P.
                                    4200 IDS Center
                                    Minneapolis, MN  55402


         If to NCS:                 NATIONAL COMPUTER SYSTEMS, INC.
                                    11000 Prairie Lakes Drive
                                    Eden Prairie, Minnesota  55354
                                    Attn:  Ms. Adrienne Tietz


         With a Copy to:            Mr. Michael C. Brewer, Esq.
                                    National Computer Systems, Inc.
                                    11000 Prairie Lakes Drive
                                    Eden Prairie, Minnesota  55354


Notices shall be deemed delivered when delivered personally or when mailed by prepaid certified or registered mail with return receipt requested, or air courier which provides for evidence of delivery.


                                    PAGE A-23


                  The addresses set forth above shall be conclusive for all purposes unless and until written notice of a change of address shall be sent to the parties herein.

         7.3 NOTIFICATION OF CERTAIN MATTERS. Corporation and NCS shall give prompt notice to Newco of:

                  (a) any notice of, or other written communication relating to, any default or event which with notice or lapse of time or both, would become a default, received by Corporation, NCS or any affiliate, subsequent to the date of this Agreement and prior to the date of closing, under any contract, agreement or instrument to which Corporation is a party;

                  (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                  (c) any written communication from any third party, or any oral communication from any third party which Corporation or NCS reasonably believes is the precursor of a written communication challenging the legality or fairness of this Agreement or threatening any action or proceeding in respect to this Agreement with a view to preventing the consummation of this transaction; and

                  (d) the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty of Corporation or NCS or a failure of Corporation or NCS to comply with any covenant, condition or agreement contained herein.

                  (e) Any notice of the exercise of dissenter's rights by any Corporation stockholder.

         7.4 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at anytime prior to the Closing (notwithstanding any approval of this Agreement by the shareholders of the Corporation):

                  (a) by mutual written consent of the Corporation and Newco;

                  (b) by either the Corporation or Newco, if there has been a material misrepresentation, material breach of warranty or violation of any material covenant on the part of the other party in the representations, warranties and covenants contained herein;

                  (c) by either the Corporation or Newco, if the Closing has not occurred by May 15, 1996; provided that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason the Closing shall not have occurred on or before said date;

                  (d) by either the Corporation or Newco, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Corporation or Newco from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable;

                  (e) by either the Corporation and Newco, if the Corporation's shareholders shall have voted on and failed to adopt and approve this Agreement and the Merger.


                                   PAGE A-24


         7.5 KNOWLEDGE. In the context of this Agreement, where the standard of knowledge is applied with respect to any representation or warranty on the part of the Corporation, this shall mean the knowledge of John Paumen, Mark Holman or Adrienne Tietz. In the context of this Agreement, where the standard of knowledge is applied with respect to any representation or warranty on the part of NCS, this shall mean the knowledge of Adrienne Tietz.

         7.6 NO ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.

         7.7 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         7.8 GOVERNING LAW. This Agreement is deemed to have been made in the State of Florida and its interpretations, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Florida for contracts made and to be performed in that State.

         7.9 SCHEDULES. It is acknowledged and agreed that all schedules to this Agreement are an integral part hereof and are incorporated, in total, by reference fully as a part of this Agreement in all respects. Any schedule or exhibit which is not attached hereto at the time of the execution of this Agreement shall be exchanged at or prior to the time of Closing, and shall be subject to review and approval by the parties hereto and agreed to by them.

         7.10 INCORPORATION AND AMENDMENT. This writing constitutes the entire agreement of the parties superseding and extinguishing all prior agreements or understandings, representations or warranties, relating to the subject matter hereof. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.

         7.11 REMEDIES. Newco, and Corporation and NCS agree that any dispute arising among the parties hereto shall be settled by a court of competent jurisdiction in accordance with applicable law and that the parties shall be free to petition the court for all appropriate legal and/or equitable remedies inclusive of specific performance and injunctive relief.

         7.12 WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         7.13 HEADINGS. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said paragraphs.

         7.14 FURTHER ACTION. Each party hereto shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

         7.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         7.16 VENUE. The parties hereto mutually agree that proper venue with respect to any dispute arising hereunder, related hereto and connected herewith shall be Seminole County, Florida.


                                   PAGE A-25


         7.17 PUBLIC ANNOUNCEMENTS. No party shall, without the prior written consent from the other parties, issue any press release or furnish any written statement to the Corporation's employees or to the public concerning the transactions contemplated by this Agreement.


                  [THE BOTTOM OF THIS PAGE INTENTIONALLY BLANK]

                                   PAGE A-26


         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    THE CORPORATION:

                                    DIMENSIONAL MEDICINE INC., a Minnesota
                                    corporation



                                    By:   /s/ John P. Paumen
                                          John P. Paumen, President



                                    NCS:

                                    NATIONAL COMPUTER SYSTEMS, INC., a Minnesota corporation


                                    By:   /s/ Adrienne T. Tietz
                                          Adrienne T. Tietz, Vice President


                                    NEWCO:

                                    DMI ACQUISITION CORP., a Florida corporation


                                    By:   /s/ Mitchel J. Laskey
                                          Mitchel J. Laskey, President

                                    DHT:

                                    DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a
                                    Nebraska corporation


                                    By:   /s/ Mitchel J. Laskey
                                          Mitchel J. Laskey, President


                                   PAGE A-27


                                                                      APPENDIX B

               OPINION OF JOHN G. KINNARD & COMPANY, INCORPORATED



February 5, 1996


Board of Directors
Dimensional Medicine, Inc.
10901 Bren Road East
Minnetonka, Minnesota 55343

Dear Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the minority holders of the common stock of Dimensional Medicine, Inc. ("DMI" or the "Company") other than National Computer Systems, Inc. ("NCS") (the "Minority Shareholders") of the consideration which is proposed to be paid to such holders pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among DMI, DMI Acquisition Corp., a wholly owned subsidiary of Dynamic Healthcare Technologies, Inc. ("Newco"), and NCS, the Company's principal shareholder, pursuant to which the Company will be merged with and into Newco (the "Merger"). Pursuant to the Merger Agreement, the total outstanding shares of common stock of DMI will be converted into the right to receive, in aggregate, $550,000 cash; of this $550,000 consideration, each share of DMI common stock held by Minority Shareholders will be converted into the right to receive $0.040 cash and each share of DMI common stock held by NCS will be converted into the right to receive approximately $0.013 cash.

John G. Kinnard & Company, Incorporated ("Kinnard"), as part of its investment banking activities, is accustomed to valuing virtually all types of securities and to advising the directors, officers and shareholders of both public and private companies with respect to the fairness of the terms of investments, mergers and acquisitions. Kinnard is independent with respect to the Merger and did not act as financial advisor to DMI regarding the terms of the Merger.

In connection with this opinion we have reviewed and analyzed, among other things, certain historical and projected financial information on the Company; visited the corporate offices of the Company; and held discussions with senior management and the directors of DMI regarding the past and current business operations, financial condition, and future prospects for the Company. We reviewed a draft copy of the Proxy Statement relating to the special meeting of shareholders of DMI and a draft copy of the Merger Agreement.

We reviewed the historical reported market prices and trading activity of the common stock of DMI. We compared financial and stock market information on DMI to similar information for certain publicly traded companies providing health care information and imaging products. We reviewed,


                                    PAGE B-1


to the extent publicly available, the terms of selected relevant merger and acquisition transactions; analyzed the general economic outlook of companies in the health care information technology industry; and performed other studies and analyses as we considered appropriate.

In preparing our opinion, we relied upon the accuracy and completeness of all information provided or otherwise made available to us by DMI, and we did not independently verify such information. We did not make an independent appraisal of the assets of DMI and we do not express an opinion regarding the liquidation value of the Company.

Based upon the foregoing, and other matters that we consider relevant, it is our opinion that, as of the date hereof, both the aggregate consideration of $550,000 cash to be received for all outstanding common shares of DMI and the $0.040 per share cash to be received by the Minority Shareholders in connection with the Merger are fair to the Minority Shareholders from a financial point of view.

Very truly yours,

/s/ John G. Kinnard & Company, Incorporated

JOHN G. KINNARD & COMPANY, INCORPORATED


                                    PAGE B-2


                                                                      APPENDIX C


              PROVISIONS OF THE MINNESOTA BUSINESS CORPORATION ACT
                  RELATING TO RIGHTS OF DISSENTING STOCKHOLDERS


302A.471.  RIGHTS OF DISSENTING SHAREHOLDERS

         Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                  (1) alters or abolishes a preferential right of the shares;

                  (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

         (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

         (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.


                                    PAGE C-1


         Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

         (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

         Subd. 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

         Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

         Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

         Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

         Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

         Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders


                                    PAGE C-2


who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

                  (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                  (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                  (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

                  (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

         Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                  (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                  (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                  (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.


                                    PAGE C-3


         Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

         Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, see fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

         Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.






                                      PROXY
                           DIMENSIONAL MEDICINE, INC.
                SPECIAL MEETING OF SHAREHOLDERS -- MAY ___, 1996
                       THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints John P. Paumen and Mark D. Holman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of Dimensional Medicine, Inc. ("DMI") which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on May ___, 1996, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

(1) Proposal to approve the Merger Agreement with Dynamic Healthcare Technologies, Inc. ("DHT") pursuant to which DMI will be merged with and into DMI Acquisition Corp., a wholly owned subsidiary of DHT and shares of DMI's common stock held by DMI's shareholders will be converted into the right to receive an aggregate $550,000 in cash, of which an aggregate $355,000, or approximately $.013 per share, will be paid to NCS, and approximately $195,000, or $.040 per share, will be paid to the minority shareholders, as set forth in the Merger Agreement and as described in the Proxy Statement accompanying this Proxy.

             [ ]  FOR           [ ]  AGAINST           [ ]  ABSTAIN

(2) In their discretion, on such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.


         THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSAL (1).

                                        Dated: _________________________________

                                       Signed: _________________________________
                                               (Signature of Shareholder)

                                               _________________________________
                                               (Signature of Shareholder)


                                       Please vote, date and sign this proxy
                                       exactly as your name is printed hereon.
                                       When signing as attorney, executor,
                                       administrator, trustee, guardian, etc.
                                       give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.